UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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DPL Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

April 27, 2007

AND

PROXY STATEMENT

DPL Inc.

Dayton, Ohio

DPL INC.

1065 WOODMAN DRIVE

DAYTON, OHIO 45432

MARCH 15, 2007

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 27, 2007

Dear Fellow Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of DPL Inc. (“DPL,” “Company,” “our,” “us,” or “we”), which will be held on April 27, 2007, commencing at 10:00 a.m. local time, at the Schuster Performing Arts Center, One West Second Street, Dayton, Ohio 45402.

At the Annual Meeting, you will be asked to consider and vote upon the election of three directors, an amendment to the Regulations of DPL Inc. that requires a director who fails to receive a majority of votes cast for his/her re-election to the Board of Directors in an uncontested election to tender his/her resignation for the Board’s consideration, a shareholder proposal on executive bonuses, a shareholder proposal on reincorporation, the ratification of the appointment of KPMG LLP as our independent auditors, and to consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.  Each of these proposals is more fully described in the Proxy Statement that follows.

Holders of common shares of record at the close of business on March 5, 2007, the date fixed by our Board of Directors as the record date for the meeting, are entitled to notice of and to vote on any matters that properly come before the Annual Meeting and at any adjournments or postponements thereof.

We hope that you will find it convenient to attend in person.  Whether or not you expect to attend, please promptly vote via the Internet, by phone or by dating, signing and mailing the enclosed proxy in the return envelope provided to ensure your representation at the Annual Meeting and the presence of a quorum.  Instructions for voting via the Internet and by phone are detailed on the proxy card.  If you attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

A copy of our Annual Report to Shareholders, which includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, was mailed on or about March 15, 2007 with this Notice of Annual Meeting of Shareholders and Proxy Statement.  Additional copies may be obtained by writing to DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432, Attention:  Corporate Secretary.

On behalf of the officers, directors and employees of DPL, I would like to express our appreciation for your continued support.

Sincerely,

MIGGIE E. CRAMBLIT
Vice President, General Counsel

     and Corporate Secretary

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY VOTE VIA THE INTERNET, BY PHONE OR BY DATING, SIGNING AND MAILING THE ENCLOSED PROXY IN THE RETURN ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED.  IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON.  YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

DPL Inc.

1065 Woodman Drive, Dayton, Ohio 45432

PROXY STATEMENT

General Information

This Proxy Statement is furnished to you and other shareholders of DPL Inc. (“DPL,” “Company,” “our,” “us,” or “we”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be used at the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Schuster Performing Arts Center, One West Second Street, Dayton, Ohio 45402, on April 27, 2007, at 10:00 a.m. (local time) and any adjournments or postponements thereof.  All shareholders are entitled and encouraged to attend the Annual Meeting in person.  This Proxy Statement together with the accompanying proxy card was first mailed to shareholders on or about March 15, 2007.

All common shares represented by properly executed proxies received by the Board pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified on the proxy.  If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted “FOR” the slate of directors described herein, “FOR” the approval of an amendment to the Regulations of DPL Inc. that modifies how members of the Board of Directors are elected, “AGAINST” the shareholder proposal on executive bonuses, “AGAINST” the shareholder proposal on reincorporation and “FOR” the ratification of KPMG LLP as our independent auditors.  In connection with any other business that may properly come before the Annual Meeting, all properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in the discretion of the Proxy Committee named in the proxy.  A shareholder, signing and returning the accompanying proxy, has the power to revoke it at any time prior to its exercise by giving written notice of revocation to our Corporate Secretary by submitting a proxy bearing a later date or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

All expenses in connection with this solicitation of proxies will be paid by us.  Proxies will be solicited principally by mail, but directors, officers and certain other individuals authorized by us may personally solicit proxies.  In addition, we have retained Georgeson Shareholder Communications Inc., a proxy solicitation firm, to assist in the solicitation of proxies.  DPL will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners and will pay Georgeson Shareholder Communications Inc. a fee of approximately $12,000, plus out-of-pocket expenses.

Voting Securities

The Board has fixed the close of business on March 5, 2007, as the record date for determining the holders of common shares entitled to notice of and to vote at the Annual Meeting.  Each such shareholder is entitled to one vote per share.  As of March 5, 2007, there were 113,207,444 common shares outstanding.

In voting by proxy with regard to the election of directors, shareholders may vote in favor of each nominee or withhold their votes as to each nominee.  Should any nominee become unable to accept nomination or election, the Proxy Committee will vote for the election of such other person as a director as the present directors may recommend in the place of such nominee.  The information set forth below regarding the nominees and the other directors continuing in office is based on information furnished by them.  In voting by proxy with regard to the amendment to the Regulations of DPL Inc., the shareholder proposals and the ratification of our independent auditors, shareholders may vote in favor of or against the proposals or may abstain from voting.

A majority of the outstanding common shares, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.  The three candidates receiving the greatest number of votes will be elected as our directors.  The affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of DPL, represented in person or by proxy at the Annual Meeting, is necessary to (i) approve the proposed amendment to the Regulations of DPL Inc, (ii) approve the shareholder proposals, and (iii) ratify the selection of KPMG LLP as our independent auditor.

Shareholder abstentions and broker non-votes will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum.  Brokers who do not receive shareholder instructions are entitled to vote on the election of directors and the ratification of our independent auditors, but they may not vote on the proposed amendment to the Regulations of DPL Inc. or on the shareholder proposals.  Broker non-votes and shareholder abstentions will have no effect on the outcome of the proposals.

Under Ohio law, if a shareholder gives written notice to our President, a Vice President or our Corporate Secretary, not less than 48 hours before the Annual Meeting, that such shareholder desires the voting at the election of directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Annual Meeting by or on behalf of the shareholder giving such notice, then shareholders will be entitled to give one candidate as many votes as the number of directors to be elected multiplied by the number of their shares, or to distribute their votes on the same principle among two or more candidates.  In the event that directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, the Proxy Committee will vote such proxies cumulatively for the election of as many such nominees as possible and in such order as the Proxy Committee may determine.

Householding Information

We have adopted a procedure approved by the Securities and Exchange Commission (the “SEC”) called “householding.”  Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies.  This procedure will reduce our printing costs and postage fees.

Shareholders who participate in householding will continue to receive separate proxy cards.  Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Report and/or Proxy Statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact ADP-ICS, Householding Department, in writing at 51 Mercedes Way, Edgewood, New York 11717; or by telephone:  (800) 542-1061.

If you participate in householding and wish to receive a separate copy of this Proxy Statement, or if you do not wish to participate in householding and prefer to receive separate copies of our Annual Report and/or Proxy Statement in the future, please contact ADP-ICS, Householding Department as indicated above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our common shares by each person or group known by us to own more than 5% of our common shares.  Ownership percentages are based on 113,207,444 common shares outstanding as of March 5, 2007.

	Common Shares Beneficially Owned
Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class
Lehman Brothers Inc. (1) 745 7th Avenue, 30th Floor New York, NY 10019	12,000,000	(2)	9.60%
Seneca Capital Management (3) 909 Montgomery St., Suite 500 San Francisco, CA 94133	7,060,000	(4)	5.87%
Goldman Sachs Group, Inc. (5) 85 Broad St. New York, NY 10004	7,392,560	(6)	6.54%
Fifth Third Bancorp (7) Fifth Third Center Cincinnati, OH 45263	5,839,135	(8)	5.16%

(1)                      Lehman Brothers Inc. (“Lehman”), a Delaware corporation, is a global investment bank.  Lehman serves the needs of corporations, governments and municipalities, institutional clients and individuals worldwide.

(2)                      Represents 12,000,000 shares of common stock issuable upon exercise of warrants.

(3)                      Seneca Capital Management (“Seneca”) is an independently operated investment management firm located in San Francisco.  The firm is owned by its investment professionals and a strategic financial partner.  Seneca provides investment management services for foundations, endowments, corporations, public funds, multi-employer plans, private clients and high net worth individuals.

(4)                      Represents 7,060,000 shares of common stock issuable upon exercise of warrants.

(5)                      Goldman Sachs Group, Inc. (“Goldman”) is an independently operated investment management firm headquartered in the lower Manhattan area of New York City.  The firm is owned by its investment professionals and provides investment management services for its large client base which includes companies, governments, wealthy individuals, and families.

(6)                      Represents 7,392,560 shares of common stock.

(7)                      Fifth Third Bancorp (“Fifth Third”) is a diversified financial services company located in Cincinnati, Ohio.  Fifth Third provides a range of financial services and products to large and middle market businesses, governments and professional customers.  Fifth Third’s primary services include investments, trusts, asset management, retirement plans and custody.

(8)                    Represents 5,839,135 shares of common stock.

The determination that there were no other persons, entities or groups known to us to beneficially own more than 5% of our equity securities was based on a review of all statements filed with respect to us since the beginning of the past fiscal year with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is information concerning the beneficial ownership of our common shares by each director, each person named in the Summary Compensation Table under “Executive Compensation” below, and of all our directors and executive officers as a group as of March 5, 2007.

Title of Class	Name of Beneficial Owner	Amount & Nature of Beneficial Ownership (1) (2)	Percent of Class (3)
Restricted	Paul M. Barbas	19,000	<1%
Common	James V. Mahoney	80,286	<1%
Common	Robert D. Biggs	552,661	<1%
Common	John J. Gillen	23,926	<1%
Common	W. Steven Wolff	4,904	<1%
Common	Patricia K. Swanke	57,551	<1%
Common	Gary G. Stephenson	2,193	<1%
Restricted	Gary G. Stephenson	3,000	<1%
Common	Paul R. Bishop	32,199	<1%
Common	Barbara S. Graham	3,718	<1%
Common	Ernie Green	186,970	<1%
Common	Glenn E. Harder	6,365	<1%
Common	W August Hillenbrand	208,168	<1%
Common	Lester L. Lyles	6,615	<1%
Common	Ned J. Sifferlen	21,725	<1%
	Directors and Executive Officers as a group (4)	1,268,615	<1.2%

(1)                      The number of shares shown represents in each instance less than 1.2% of our outstanding common shares.  There were 1,268,615 common shares, common share units, and restricted common shares, or less than 1.2% of the total number of common shares, beneficially owned by all directors and executive officers of DPL and The Dayton Power and Light Company as a group at March 5, 2007.  The number of shares shown includes (i) 66,924 common shares transferred to the Master Trust for non-employee directors pursuant to the Directors’ Deferred Stock Compensation Plan, (ii) 650,000 common shares subject to presently exercisable options for current non-employee directors (550,000 options - Robert D. Biggs; 50,000 options - Ernie Green; 50,000 options - W August Hillenbrand), (iii) 200,000 common shares subject to presently exercisable options for the executive officers, and (iv) 249,898 share units with no voting rights held by non-employee directors under the Directors’ Deferred Stock Compensation Plan as follows: Mr. Biggs — 2,661 units (for share units acquired by Mr. Biggs as a non-employee director from February 2004 to May 2004); Mr. Bishop — 32,199 units; Ms. Graham — 3,718 units; Mr. Green — 83,899 units; Mr. Harder 6,365 units; Mr. Hillenbrand — 96,016 units; Mr. Lyles — 6,615 units; and Dr. Sifferlen — 18,425 units.

(2)                    The number of shares shown includes common shares, restricted common shares, restricted share units with voting rights, restricted share units with no voting rights, and stock options that are exercisable.

(3)                      Ownership percentages are based on 113,207,444 common shares outstanding as of March 5, 2007.

(4)                      These 17 persons include all current directors and executive officers listed under “Information About the Nominees, the Continuing Directors and Executive Officers” below.

Corporate Governance

Board of Directors

While our Regulations provide that the authorized size of our Board is set at ten directors, the number of authorized directors may be decreased to nine directors or increased to twelve directors by either the affirmative vote of two-thirds of the shareholders at a meeting of shareholders called for that purpose and for the purpose of electing directors or by the affirmative vote of a majority of the number of authorized directors.  The Board reduced the authorized size of the Board of Directors to nine members at its February 20, 2007 meeting.  The Board is divided into three classes.  The term of each directorship is three years, and the terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually.  Our Board also serves as the board of directors for The Dayton Power and Light Company (“DP&L”).

During 2006, the Board held 15 meetings for the Company and held 14 meetings for DP&L.  Except for Ernie Green and James V. Mahoney, each director attended 75% or more of the regular and special Board and Board committee meetings on which such director served.  In addition to attendance at Board and committee meetings, the Board encourages all directors to attend our Annual Meeting of Shareholders.  All members of the Board except Ernie Green attended our 2006 Annual Meeting of Shareholders.

Independence

The Board has adopted Section 303A.02 of the listing standards of the New York Stock Exchange (the “NYSE”) for determining the independence of its members.  In applying these standards, the Board considers commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in assessing the independence of directors and must disclose any basis for determining that any such relationship is not material.

The Board has affirmatively determined that, currently, all of our directors, other than Paul M. Barbas, President and Chief Executive Officer, and Robert D. Biggs, Director and former Executive Chairman, are independent pursuant to the standards described above.

Executive Sessions

In accordance with NYSE listing standards, our non-management directors meet regularly without management present.  During the first half of 2006 when Mr. Biggs served as Executive Chairman, the presiding chair of each standing committee served on a rotating basis as the presiding director during an executive session of the Board of Directors.  Beginning July 2006, Glenn E. Harder, the non-Executive Chairman of the Board, has presided over subsequent executive sessions.

Corporate Governance Guidelines

The Board adopted a set of Corporate Governance Guidelines that, along with the charters of the Board committees, provide the framework for our governance.  The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines from time to time and for recommending any changes to the Board for approval.  The Corporate Governance Guidelines are available on our website at www.dplinc.com and are available in print to any shareholder who requests a copy.  We have also attached a copy of the Corporate Governance Guidelines as Exhibit A to this Proxy Statement.

Board Committees

The Board has established the following committees:  Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.  Each committee has its own charter.  The Board may, from time to time, establish or maintain additional committees as it deems necessary or appropriate.

The membership of the existing committees as of March 5, 2007 and the function of each committee are described below.

Director	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Paul M. Barbas
Robert D. Biggs
Paul R. Bishop		X	X*
Barbara S. Graham	X****		X
Ernie Green	X	X
Glenn E. Harder	X***		X
W August Hillenbrand	X		X**
Lester L. Lyles		X**	X
Ned J. Sifferlen	X	X*

*Chair

**Vice Chair

***Audit Committee Financial Expert and Chair

****Audit Committee Financial Expert and Vice Chair

Audit Committee

The Audit Committee oversees our auditing, accounting, financial reporting and internal control functions, appoints our independent public accounting firm and approves its services.  One of its functions is to assure that the independent public accountants have the freedom, cooperation and opportunity necessary to accomplish their functions.  The Audit Committee also assures that appropriate action is taken on the recommendations of the independent public accountants.  Our Charter of the Audit Committee, which describes all of the Audit Committee’s responsibilities, is posted on our website and is available in print to any shareholder who requests a copy.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and currently consists of the following independent directors:  Glenn E. Harder, Chair; Barbara S. Graham, Vice Chair; Ernie Green; W August Hillenbrand; and Ned J. Sifferlen.  The Board has determined that each member of the Audit Committee meets the independence requirements contained in the NYSE Corporate Governance Rules and Rule 10A-3(b)(1) of the Exchange Act and is financially literate as defined by the NYSE.  In addition, Mr. Harder and Ms. Graham qualify as “audit committee financial experts” within the meaning of SEC regulations and both have accounting or related financial management experience under applicable NYSE listing standards.

During 2006, the Audit Committee met on eight occasions.  The Report of the Audit Committee appears on page 48.

Compensation Committee

The Compensation Committee is responsible for the review and approval of annual and long term corporate goals and objectives for the Chief Executive Officer and all executives.  It also annually evaluates the performance of the Chief Executive Officer and other executives in light of the approved goals and objectives.  The Compensation Committee reviews and recommends to the Board the design of benefit plans that pertain to the Chief Executive Officer and other executive officers, including the review and recommendation for the creation or modification of incentive compensation arrangements.  The Chief Executive Officer recommends to the Compensation Committee the goals and objectives for all executive officers, except the Chief Executive Officer, and responds to requests for information from the Compensation Committee.  Except for the role of the Chief Executive Officer, executive officers of the Company do not have a role in approving goals and objectives or in the resulting compensation of executive officers.  The Compensation Committee assists the Nominating and Corporate Governance Committee in periodically reviewing director compensation and recommending changes in such compensation to the Board of Directors.

The Compensation Committee develops and recommends to the Board compensation for all ten officers; oversees all incentive plans, executive benefit plans and pension plans; and reviews and recommends to the Board executive participation agreements. As a part of its recommendation to the Board of executive officer performance criteria and the setting of compensation for the executive officers, the Compensation Committee is expected to meet annually with the Chief Executive Officer or other officers within its discretion.  Furthermore, the Compensation Committee is permitted to form one or more subcommittees to carry out any of its duties and responsibilities.  Such subcommittees shall be composed only of “independent” directors as that term is defined under the New York Stock Exchange listing standards.  The Compensation Committee is also empowered to obtain the advice and assistance of external legal, accounting, financial or other advisors.  For 2006 the Compensation Committee retained Towers Perrin, a compensation consultant, to assist the Compensation Committee in evaluating executive and director compensation.  The contract with Towers Perrin is exclusively with the Compensation Committee, which has the sole authority to approve the firm’s fees and the terms of this contract.  The Compensation Committee Charter, which describes all of the Compensation Committee’s responsibilities, is posted on our website and is available in print to any shareholder who requests a copy.

The Compensation Committee is currently comprised of the following independent directors:  Paul R. Bishop, Chair; W August Hillenbrand, Vice Chair; Barbara S. Graham; Glenn E. Harder; and Lester L. Lyles.  Our Board has determined that each member of the Compensation Committee meets the independence requirements of Section 162(m) of the Internal Revenue Code.  No member of the Compensation Committee serves, or has served, as an officer or employee of the Company.  In addition, no interlocking relationship exists between our Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

The Compensation Committee met on 10 occasions during 2006.  The Compensation Committee Report on Executive Compensation appears on pages 30.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and procedures that are intended to enable the Board to meet its fiduciary obligations to the Company and our shareholders.  Among its duties, the Nominating and Corporate Governance Committee considers and recommends to the Board nominees for officers and nominees for election as directors, including nominees recommended by shareholders, establishes the qualification criteria for directors, oversees evaluation of the Board and management, provides input on setting goals and developing strategies to achieve employee diversity, and reviews and evaluates the implementation of these strategies.  The Nominating and Corporate Governance Committee also develops and oversees the implementation of corporate governance policies, annually assesses and makes recommendations to the Board regarding our Board structure and shareholder protections, annually reviews the Board’s responsibilities to consider whether any revisions are appropriate, reviews compliance with our director share ownership guidelines and reviews the executive officer perquisite policies.  During intervals between Board meetings, the Nominating and Corporate Governance Committee exercises all of the powers of the Board except as provided in the Nominating and Corporate Governance Committee’s charter.  Our Nominating and Corporate Governance Charter, which describes all of the Nominating and Corporate Governance Committee’s responsibilities, is posted on our website and is available in print to any shareholder who requests a copy.

The Nominating and Corporate Governance Committee currently consists of the following independent directors:  Ned J. Sifferlen, Chair; Lester L. Lyles, Vice Chair; Paul R. Bishop; and Ernie Green.  The Nominating and Corporate Governance Committee met on five occasions during 2006.

Compensation of Directors

Pursuant to the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, in consultation with the Compensation Committee, is responsible for recommending the compensation program for directors.  Directors who are also our employees do not receive additional compensation for service as a director.  The following table shows compensation for non-employee directors for 2006:

Annual Board Retainer (for service on our Board and the DP&L Board)	$55,000
Non-Executive Chairman of the Board Annual Retainer(1)	$125,000
Committee Chair Retainer	$10,000
Board Meeting Fees (per meeting)	$5,000
Committee Meeting Fees (per meeting)	$4,000
Special Meeting Fees (per meeting)	$3,000

(1)                      In light of the significantly increased duties required of the Non-Executive Chairman of the Board and the completion of Mr. Biggs’ contract to serve as Executive Chairman, the Board of Directors agreed to provide the Non-Executive Chairman an annual retainer of $125,000 commencing July 1, 2006.

While director compensation remained unchanged since 2003, on September 19, 2006, upon joint recommendation of the Nominating and Corporate Governance Committee and the Compensation Committee, the Board of Directors adopted a new compensation program for directors effective January 2007.  Under this new plan, each Board member receives a cash retainer of $54,000 and $54,000 in restricted stock units, which vest approximately one year later.  Assuming the Board holds a similar number of meetings in 2007 as was held in 2006, the total compensation of directors in 2007 is expected to be less than the amounts earned in 2006.

The following table shows compensation for non-employee directors beginning in 2007:

Annual Board Cash Retainer (for service on our Board and the DP&L Board)	$54,000
Annual Board Equity Retainer (in restricted common shares of DPL Inc.)	$54,000
Non-Executive Chairman of the Board Annual Retainer	$125,000
Committee Chair Retainer	$10,000
Board Meeting and Committee Meeting Fees (in person) (per meeting)	$1,500
Board Meeting and Committee Meeting Fees (telephonic) (per meeting)	$750

The following table sets forth compensation earned by the independant directors of the Board of Directors during fiscal year ending December 31, 2006

Director Compensation - 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Paul M. Barbas(3)	N/A	N/A		N/A		N/A	N/A	N/A	N/A
Robert D. Biggs(4)	113,833	2,601	(5)	0	(5)	0	0	0	116,434
Paul R. Bishop	163,500	85,133	(6)	0	(6)	0	0	0	248,633
Barbara S. Graham	186,750	64,940	(7)	0	(7)	0	0	0	251,690
Ernie Green	133,000	116,552	(8)	0	(8)	0	0	0	249,552
Glenn E. Harder	222,542	99,964	(9)	0	(9)	0	0	820	323,326
W August Hillenbrand	0	337,799	(10)	0	(10)	0	0	1,045	338,844
Lester L. Lyles	200,000	6,466	(11)	0	(11)	0	0	1,256	207,722
Ned J. Sifferlen	0	213,039	(12)	0	(12)	0	0	0	213,039

(1)       For 2006 this amount represents director cash fees deferred into Company shares, dividends earned during 2006 on these deferred shares and dividends on Company shares previously deferred by the director.

(2)                      This includes such expenses as personal use of the corporate aircraft, calculated to reflect the incremental cost to the Company for such costs as: direct maintenance fees, fuel, variable overhaul expense, miscellaneous trip expenses such as meals and landing fees.

(3)                      Mr. Barbas does not receive additional compensation for his services as a director of the Company and DP&L.

(4)                      Mr. Biggs began to earn director fees after his contract with the Company to serve as Executive Chairman was completed on June 30, 2006.  This table excludes the compensation awarded to Mr. Biggs included in the Summary Compensation Table pursuant to his Amended and Restated Employment Agreement, which is discussed under “Executive Compensation” beginning on page 31.

(5)                      Mr. Biggs earned all of the stock awards shown here in the form of dividends on shares held in the Directors’ Deferred Stock Compensation Plan.  Mr. Biggs has an aggregate of 2,661 stock awards and 550,000 option awards outstanding as of December 31, 2006.

(6)                      Of the amount shown here, Mr. Bishop earned $30,633 in dividends on shares held in the Directors’ Deferred Stock Compensation Plan.  Mr. Bishop has an aggregate of 32,199 stock awards and no option awards outstanding as of December 31, 2006.

(7)                      Of the amount shown here, Ms. Graham earned $2,690 in dividends on shares held in the Directors’ Deferred Stock Compensation Plan.  Ms. Graham has an aggregate of 3,718 stock awards and no option awards outstanding as of December 31, 2006.

(8)                      Mr. Green earned all of the stock awards shown here in the form of dividends on shares held in the Directors’ Deferred Stock Compensation Plan.  Mr. Green has an aggregate of 136,970 stock awards and 50,000 option awards outstanding as of December 31, 2006.

(9)                      Of the amount shown here, Mr. Harder earned $4,589 in dividends on shares held in the Directors’ Deferred Stock Compensation Plan.  Mr. Harder has an aggregate of 6,365 stock awards and no option awards outstanding as of December 31, 2006.

(10)                Of the amount shown here, Mr. Hillenbrand earned $121,799 in dividends on shares held in the Directors’ Deferred Stock Compensation Plan.  Mr. Hillenbrand has an aggregate of 158,168 stock awards and 50,000 option awards outstanding as of December 31, 2006.

(11)                Mr. Lyles earned all of the stock awards shown here in the form of dividends on shares held in the Directors’ Deferred Stock Compensation Plan.  Mr. Lyles has an aggregate of 6,615 stock awards and no option awards outstanding as of December 31, 2006.

(12)                Of the amount shown here, Dr. Sifferlen earned $15,039 in dividends on shares held in the Directors’ Deferred Stock Compensation Plan.  Dr. Sifferlen has an aggregate of 21,725 stock awards and no option awards outstanding as of December 31, 2006.

The Company maintains a Directors’ Deferred Stock Compensation Plan as amended December 31, 2000, in which payment of directors’ fees could be deferred.  The fees of those directors who designated their director fees to be deferred were invested in DPL common share units.  Under the Directors’ Deferred Stock Compensation Plan, directors are entitled to receive a lump sum payment or payments in installments over a period of up to 20 years upon their retirement or resignation from the Board.  Those directors who have deferred their fees into the Directors’ Deferred Stock Compensation Plan are entitled to receive shares of DPL common stock upon their retirement or resignation from the Board of Directors as determined by the director’s deferral election form.

The Company maintains a Directors’ 1991 Amended Deferred Compensation Plan as amended through December 31, 2000, that generally enables directors to defer all or a portion of their director fees earned in a particular year.  If a director elects to defer any amount, such deferred amounts are not reported as compensation in the year earned and are credited to the director’s deferred compensation plan account.  Deferred compensation plan account balances accrue earnings based on the investment options selected by the director.  Interest, dividends and market value changes are reflected in the director’s deferred compensation plan account.  Deferred compensation plan account balances generally are paid following the retirement or resignation from the Board, in a lump sum or over time as determined by the director’s deferral election form. For 2006, no director elected to defer fees into the Directors’ 1991 Amended Deferred Compensation Plan as amended through December 31, 2000.

To ensure that a non-employee director’s financial interests are aligned with the long-term interests of DPL and our shareholders, pursuant to our Corporate Governance Guidelines, each non-employee director is expected to hold a minimum of five times his or her annual equity compensation in DPL common stock.   Each non-employee director shall be given five years to acquire this level of stock ownership and individual circumstances that impact a director’s ability to comply with this policy will be considered.

Shareholder Communications

Shareholders and other interested persons may contact the non-management directors individually or as a group by writing to such director(s) at DPL Inc., c/o Corporate Secretary, 1065 Woodman Drive, Dayton, Ohio 45432.  Shareholders may also send communications to one or more members of the Board by writing to such director(s) or to the whole Board at DPL Inc., c/o Corporate Secretary, 1065 Woodman Drive, Dayton, Ohio 45432.  The Corporate Secretary delivers all such communications to the Chair of the Board of Directors.

Code of Business Conduct and Ethics

All directors, officers, and employees must act ethically at all times and in accordance with our Code of Business Conduct and Ethics.  This Code satisfies the definition of “code of ethics” pursuant to the rules and regulations of the SEC and complies with the requirements of the NYSE.

Any changes or waivers to the Code of Business Conduct and Ethics for our officers or directors may only be made by the Board or a committee thereof and must be disclosed promptly to shareholders.  Our Code of Business Conduct and Ethics is posted on our website at www.dplinc.com and is available in print to any shareholder who requests a copy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of ownership and changes of ownership of our common shares and common share units with the SEC.  We believe that during fiscal year 2006, all filing requirements applicable to our directors and executive officers were timely met.

NOMINATION PROCESS

Role of the Nominating and Corporate Governance Committee

We have established a set of Corporate Governance Guidelines, which includes qualification criteria the Nominating and Corporate Governance Committee (the “Committee”) uses to identify individuals it believes are qualified to become directors.  In making recommendations of nominees pursuant to the Corporate Governance Guidelines, the Committee takes into consideration all factors it deems appropriate, including the potential candidate’s character, education, experience, knowledge and skills, as well as whether the candidate is “independent” as defined under the listing standards of the NYSE.  Our directors must be ethical individuals of proven judgment and competence.

A candidate’s professional and personal background should enable him or her to acquire the knowledge and insight necessary to effectively fulfill the duties of a director.  In evaluating a candidate, the Committee also considers the extent of an individual’s leadership experience in business and administrative activities; expertise in the industries in which we operate; his or her integrity; his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board; and whether he or she has the requisite time available for service as a Board member and is capable of serving the interests of shareholders.  In assessing whether a candidate has the appropriate time to devote to Board service, the Committee will consider the number of boards of directors on which such candidate already serves.  The Committee uses the same process to evaluate all candidates, whether they are recommended by us or by one of our shareholders.  The Committee may retain a director search firm to help identify director candidates.

Candidates Proposed by Shareholders for Consideration by the Committee

The Committee has a policy to consider recommendations for director candidates submitted by shareholders.  A shareholder recommending an individual for consideration by the Committee must provide (i) evidence in accordance with the provisions of Regulation 14a-8 under the Securities Exchange Act of 1934, as amended, of compliance with the shareholder eligibility requirements and (ii) all information regarding the candidate(s) and the security holder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board including, without limitation, name, age, business and residence addresses, principal occupation or employment, and stock ownership.  Shareholders should send the required information to DPL Inc., c/o Corporate Secretary, 1065 Woodman Drive, Dayton, Ohio 45432.

In order for a recommendation to be considered by the Committee for the 2008 Annual Meeting of Shareholders, the Corporate Secretary must receive the recommendation no later than the close of business local time on November 15, 2007.  Such recommendations must be sent via registered, certified or express mail (or other means that allows the shareholder to determine when the recommendation was received by us).  Upon receipt of a properly submitted shareholder recommendation, the Corporate Secretary will send to the proposed nominee a Director Nominee Biographical Data questionnaire for completion.  The Corporate Secretary will then send any shareholder recommendations, along with the completed Director Nominee Biographical Data questionnaire(s), to the Committee for consideration at a future Committee meeting.  Individuals recommended by shareholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Committee.

In addition, our Regulations permit shareholders the opportunity to nominate directors at an annual meeting of shareholders or at a special meeting at which directors are to be elected in accordance with the notice of the meeting.  Shareholders intending to nominate a person for election as a director must comply with the requirements set forth in our Regulations, which were filed with the SEC as Exhibit 3(b) to our Form 8-K filed on May 3, 2004, and can also be obtained, without charge, upon written request to our Corporate Secretary, whose address is DPL Inc., c/o Corporate Secretary, 1065 Woodman Drive, Dayton, Ohio 45432.  The Regulations require that we receive written notification from the record shareholder containing the information described in the second preceding paragraph above and any other information required by the Regulations no later than the close of business 50 days prior to the meeting.  If, however, less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, the shareholder must send the notice to us no later than the tenth business day after notice of the meeting date is made.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Regulations divide the Board into three classes, with the members of each class serving staggered three-year terms.  The Board currently consists of nine members.  The terms of Robert D. Biggs, W August Hillenbrand and Ned J. Sifferlen expire this year.

The Board of Directors, acting upon the unanimous recommendation of its Nominating and Corporate Governance Committee, has unanimously nominated Messrs. Biggs and Hillenbrand and Dr. Sifferlen for election to a term of three years expiring at the 2010 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.  Each of Messrs. Biggs and Hillenbrand and Dr. Sifferlen has consented to be named as a nominee and to serve as a director if elected.  Should any nominee become unable to accept nomination or election, the Proxy Committee will vote for the election of such other person as a director as the Board may recommend in place of such nominee.  Management does not anticipate that such an event will occur.

Information About the Nominees, the Continuing Directors and Executive Officers

The table below sets forth the names, ages, background and experience of all current directors, including the nominees, and our executive officers.

NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING 2010

ROBERT D. BIGGS

Age 64. Director since 2004; Executive Chairman from May 16, 2004, to June 30, 2006. Retired Managing Partner, PricewaterhouseCoopers LLP, Indianapolis, Indiana, since October 1999; Managing Partner, PricewaterhouseCoopers LLP, July 1992 to October 1999.

W. AUGUST HILLENBRAND

Age 66. Director since 1992; Vice-Chairman since May 16, 2004. Principal, Hillenbrand Capital Partners and Retired President and Chief Executive Officer, Hillenbrand Industries, Batesville, Indiana (a diversified public holding company that manufactures caskets, hospital furniture, hospital supplies and provides funeral planning services) since 2001; Chief Executive Officer, Hillenbrand Industries from 1989 to 2000. Mr. Hillenbrand is a Director of Hillenbrand Industries and Pella Corporation and is a Trustee of Batesville Girl Scouts and Trustee Emeritus of Denison University.

.

NED J. SIFFERLEN, Ph.D.

Age 65. Director since 2004; President Emeritus, Sinclair Community College from September 2003 to present; President, Sinclair Community College from September 1997 to August 2003. Dr. Sifferlen is Chairman of the Board of Trustees of Good Samaritan Hospital and Samaritan Health Partners and is a Director on the Board for both Premier Health Partners and Think TV Public Television.

CLASS OF 2008

PAUL M. BARBAS

Age 50. Director since October 2006. President and Chief Executive Officer of DPL Inc. and DP&L since October 2006; Executive Vice President and Chief Operating Officer of Chesapeake Utilities Corporation, (a diversified utility company engaged in natural gas distribution, transmission and marketing, propane gas distribution and wholesale marketing, and other related services), from December 2005 to September 2006;  Executive Vice President of Chesapeake Utilities Corporation from December 2004 to December 2005; President of Chesapeake Service Company and Vice President of Chesapeake Utilities Corporation from August 2003 to December 2004; Executive Vice President of Allegheny Power, an energy company, from July 2001 to August 2003; and President of Allegheny Ventures from 1999 to 2001. Prior to 1999, Mr. Barbas held a variety of executive positions within GE Capital. Mr. Barbas serves on the board of The Dayton Development Coalition.

BARBARA S. GRAHAM

Age 58. Director since 2005; Senior Vice President, Pepco Holdings, Inc. (utility holding company formed with the merger of Pepco and Conectiv) from June 2002 to July 2003; Senior Vice President of Shared Services and Chief Information Officer, Conectiv (electric and gas utility formed with 1998 merger of Atlantic Energy, Inc. and Delmarva Power and Light Company) from January 1999 to June 2002; Senior Vice President, Conectiv from March 1998 to January 1999. Ms. Graham is a Director of both Artisans’ Bank and O.P. Schuman & Sons, Inc. and Chair of the Executive Committee of Swingin’ With a Star (a non-profit organization).

GLENN E. HARDER

Age 56. Director since 2004; Non-Executive Chairman since July 1, 2006. President of GEH Advisory Services, LLC (a firm specializing in strategic advisory services) since October 2002; Executive Leader, Business Services of Baptist State Convention of North Carolina (the largest non-profit organization in North Carolina, involving over 4,000 churches and over one million members) from February 2004 to April 2006; Executive Vice President and Chief Financial Officer of Coventor, Inc. from May 2000 through October 2002; Executive Vice President and Chief Financial Officer of Carolina Power and Light from October 1995 through March 2000. Prior to that, Mr. Harder held a variety of financial positions during his 16 years with Entergy Corporation, including Vice President of Financial Strategies, Vice President of Accounting and Treasurer.

CLASS OF 2009

PAUL R. BISHOP

Age 63. Director since 2003. Chairman and Chief Executive Officer, H-P Products, Inc., Louisville, Ohio (manufacturer of central vacuum, VACUFLO, and fabricated tubing and fittings for industry) since 2001; President, H-P Products, Inc. from 1996 to 2001. Mr. Bishop is a Director of Hawk Corporation and is a member of Stark Development Board, Mt. Union College Board and Aultman Health Foundation.

ERNIE GREEN

Age 68. Director since 1991. President and Chief Executive Officer, Ernie Green Industries, Dayton, Ohio (automotive components manufacturer) since 1981. Mr. Green is a Director of Pitney Bowes Inc. and Eaton Corp. Mr. Green is also Chairman of the Central State University Foundation.

GENERAL LESTER L. LYLES (RET.)

Age 60. Director since 2004. Commander of Air Force Materiel Command from April 2000 to August 2003, the 27th Vice Chief of Staff of the United States Air Force from 1999 to 2000. General Lyles is a Trustee of Wright State University, a Director and member of the Audit Committee of General Dynamics Corp. and Director of MTC Technologies. He is also a member of The President’s Commission on U.S. Space Policy.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS

(who are not directors)

FREDERICK J. BOYLE

Age 49. Controller and Chief Accounting Officer, DPL Inc. and DP&L since July 2006; Vice President of Finance — Growth Markets, Direct Energy from October 2005 to June 2006; Chief Financial Officer, Accent Energy from January 2003 to September 2005; Vice President of Financial Services — Corporate Development, American Electric Power from 1999 to 2002. Mr. Boyle is a member of the American Institute of Certified Public Accountants. Mr. Boyle joined us in 2006.

MIGGIE E. CRAMBLIT

Age 51. Vice President, General Counsel and Corporate Secretary, DPL Inc. and DP&L since January 2005; Vice President and General Counsel, DPL Inc. and DP&L from June 2003 to December 2004; Counsel and Corporate Secretary, Greater Minnesota Synergy from October 2001 to June 2003; Chief Operating Officer, Family Financial Strategies from June 1999 to May 2001; Vice President and General Counsel, Reliant Energy/Minnegasco from December 1990 to May 1999. Ms. Cramblit is on the Executive Advisory Board of A Special Wish Foundation, a virtual mentor with Menttium Corporation, and a board member of the Foodbank, the Dayton Philharmonic Orchestra and the Miami Valley Child Development Centers. Ms. Cramblit joined us in 2003.

JOHN J. GILLEN

Age 53. Senior Vice President and Chief Financial Officer, DPL Inc. and DP&L since December 2004; Consultant, October 2003 to November 2004; Partner, PricewaterhouseCoopers LLP, from October 1990 to September 2003. Mr. Gillen is a member of the American Institute of Certified Public Accountants. He is also a member of the President’s Council of the Magee Rehabilitation Centre. Mr. Gillen joined us in 2004.

DANIEL J. McCABE

Age 50.  Vice President of Human Resources, DPL Inc. and DP&L since March 2007; Vice President, Global Managed Services Operations and Chief of Staff, Worldwide Customer Services, NCR Corporation from April 2005 to March 2007; Vice President of Global Service Delivery, NCR Corporation from January 2004 to April 2005; Vice President of Human Resources for the Financial Solutions Division, NCR Corporation from June 1999 to January 2004.  Mr. McCabe is a member of the Corporate Executive Council for the University of Dayton and also serves on University of Dayton’s Advisory Council for the School of Arts and Sciences.  Mr. McCabe joined us in 2007.

ARTHUR G. MEYER

Age 57. Vice President, Corporate and Regulatory Affairs, DPL Inc. and DP&L from January 2005; Vice President and Corporate Secretary, DPL Inc. and DP&L from August 2002 to December 2004; Vice President, Legal and Corporate Affairs, DP&L from November 1997 to August 2002. Mr. Meyer is Chair of the Greater Dayton Public Television Board of Trustees. He also serves on the Ohio Electric Utility Institute Board of Directors, the Miami Valley Regional Planning Commission Board of Directors, and the Capitol Square Foundation Board of Directors. Mr. Meyer joined us in 1992.

GARY G. STEPHENSON

Age 42. Vice President, Commercial Operations, DPL Inc. and DP&L since September 2004; Vice President, Commercial Operations, InterGen from April 2002 to September 2004; Vice President, Portfolio Management, PG&E National Energy Group (successor to PG&E Energy Trading) from January 2000 to April 2002; Director, Portfolio Management, PG&E Energy Trading from January 1998 to December 1999. Mr. Stephenson joined us in 2004.

PATRICIA K. SWANKE

Age 48.  Vice President, Operations, DPL Inc. and DP&L since April 2006 (responsible for electric transmission and distribution operations); Vice President, Operations, DP&L from November 2001 until April 2006; Vice President, Operations, DP&L from September 1999 until October 2001 (responsible for natural gas distribution operations); Managing Director, DP&L from September 1996 to September 1999.  Ms. Swanke serves on the Board of Trustees of the Greene County Community Foundation and The Dayton Power and Light Company Foundation.  Ms. Swanke joined us in 1990.

W. STEVEN WOLFF

Age 53.  President, Power Production, DPL Inc. and DP&L since 2003; Vice President, Power Production, DPL Inc. and DP&L from August 2002 to January 2003; Director, Power Production, DP&L from January 2002 to August 2002; Manager, O.H. Hutchings Station, DP&L from August 2001 to January 2002; Captain, U.S. Navy from November 1996 to August 2001.  Mr. Wolff is a member of the Victoria Theatre Board of Directors, the Executive Board of the Miami Valley Council of the Boy Scouts of America, and the Cox Arboretum Board of Trustees.  Mr. Wolff joined us in 2001.

COMPENSATION DISCUSSION AND ANALYSIS

On February 23, 2006, the Board of Directors approved a comprehensive compensation program for executive officers.  Rather than continuing to use individually negotiated employment agreements with different terms and conditions, the Board approved a series of compensatory plans that substantially standardize how executive officers are compensated.  These plans provide the Compensation Committee a more logical framework to measure and pay for executive officer performance and reduce the administrative burden of administering individual contracts.

The new executive officer compensation plans were designed to satisfy the following objectives:

•                  Our executive officers (defined as the ten officers of the Company including the named executive officers) should be compensated at the median compensation level of executive officers of other utilities, with the flexibility to pay above median market rates when necessary to attract and retain key talent and to meet and address individual performance and market conditions.

•                  Executive officers should be rewarded for the accomplishment of previously established goals.

•                  The executive officer compensation plans should have a defined structure and be fairly and consistently applied.

•                  The Company’s executive pay program must be fiscally responsible.

Based upon these objectives, the new executive officer compensation program has the following goals and pay philosophy:

Goals of the Executive Officer Compensation Program

The Company wishes to motivate the highest levels of both Company and business unit performance.  We want to differentiate pay to executive officers based upon their individual results and contributions, while also encouraging a high degree of teamwork.  We want to reinforce certain key behaviors and communicate our vision to:

•                  Grow the business

•                  Build pride

•                  Drive operational excellence

•                  Position us solidly in the upper third of similarly-structured, mid-sized utilities

•                  Focus upon solid earnings and cash flow growth

We want to encourage executive officers to take a greater leadership role and we need to attract and retain key executive talent.  Lastly, the mechanics of the program must be well documented and provide for an efficient transition process from prior plans.

Stock Options

While the Company has the right to award stock options under the Equity and Performance Incentive Plan approved by the Board and our shareholders in 2006, the Company did not award any stock options to any named executive officer or any member of the Board of Directors in 2006.  All outstanding stock options prior to 2006 were awarded as of the grant date.  Currently, the Company is litigating numerous compensation matters with three of its former executives, which include our claim that stock options awarded to them prior to their departure in May 2004 have been forfeited.

Pay Philosophy of Executive Officer Compensation Program

We use the 50th percentile of comparably-sized domestic utilities for all elements of compensation as our initial reference for determining the individual targets for our executive officers.  In those circumstances where we are required to look outside of this range for selected positions, we will consider either above median market rates or general industry data to determine the appropriate compensation level.  In addition, we also consider several factors, including the experience and tenure of our executive officers, his or her individual contributions to the Company and potential for future contributions, and the need for retention.  Competitive pressures in the marketplace for the skill set and experience of a particular executive officer will also be considered.  In order to retain a particular executive officer, at times we may be required to pay above median market rates.

It is our philosophy to link compensation with performance.  As discussed more thoroughly below, our Executive Incentive Compensation Program is a short-term cash bonus earned by achieving certain previously-determined corporate and individual goals.  Our Long-Term Incentive Plan is an equity-based compensation program that rewards our executive officers based upon our performance versus a composite of utility peers.  Collectively, the Long-Term Incentive Plan and the Executive Incentive Compensation Plan clearly demonstrate our preference for performance-linked compensation programs.

New Executive Compensation Plan Elements

The elements of the new executive compensation program are as follows:

•                  Base Salary

•                  Executive Incentive Compensation Plan (Cash Bonus)

•                  Long-Term Incentive Plan (Performance Shares)

•                  Supplemental Executive Defined Contribution Retirement Plan

•                  Executive Perquisite Allowance

•                  Pension Restoration Plan

•                  Executive Severance Pay and Change of Control Plan

•                  Deferred Compensation Plan for Executives

Base Salary

Periodically, the Compensation Committee engages a compensation consultant, such as Towers Perrin, to benchmark each executive officer position with comparable positions in similarly-sized domestic public utilities and to advise on other market conditions in setting executive compensation.  The President and Chief Executive Officer will then make a recommendation for a base salary adjustment for each executive officer.  The factors that influence that recommendation include (i) experience in an identical or similar position elsewhere; (ii) individual performance; (iii) future potential for the individual; (iv) length of time in the current position; (v) change in responsibilities and (vi) budgetary considerations.  Annually, the Compensation Committee evaluates the President and Chief Executive Officer, reviews his recommendations on all other executive officers, and recommends to the Board a base salary adjustment for the President and Chief Executive Officer and each executive officer.

Based upon the factors discussed above, the following 2006 base salaries were approved for the named executive officers:

Named Executive Officer	2006 Base Salary		Percentage Increase (2005 to 2006)
Paul M. Barbas(1)	$480,000		N/A
James V. Mahoney(2)	$550,000		5.8%
John J. Gillen	$332,800		4.0%
Robert D. Biggs	$500,000	(3)	N/A
Patricia K. Swanke	$270,400		4.0%
W. Steven Wolff	$281,139		3.0%
Gary G. Stephenson	$257,094		8.0%

(1)                      Mr. Barbas was hired as President and Chief Executive Officer effective October 2, 2006.

(2)                      Mr. Mahoney resigned as President and Chief Executive Officer effective October 1, 2006.

(3)                      Mr. Biggs’ 2006 base salary determination was included in his Amended and Restated Employment Agreement approved August 31, 2005.  His contract to serve as Executive Chairman was concluded on June 30, 2006.

Executive Incentive Compensation Plan

We adopted an Executive Incentive Compensation Plan (“EICP”) to implement an incentive-based cash bonus program for the executive officers.  The Compensation Committee believes that an annual cash bonus program linked to accomplishing previously set goals is consistent with other similarly-sized domestic public utilities and focuses our officers on targets that impact shareholder return.  The EICP contains the following design principles:

•                  Incentive payout determination for executive officers is based upon established corporate performance goals (for example, earnings per share, cash flow, return on equity).

•                  Individual performance (for example, generation availability, system reliability, customer service) may have an impact on the executive officer’s award.

•                  The goals are measurable.

•                  The cash bonus program motivates the executive officer to put the Company’s interests first.

•                  Performance targets will vary annually to reflect our plans and current market conditions.

•                  If the Company were to reduce or suspend the common stock dividend, no cash bonus is paid.

All executive officers, except Mr. Biggs, participate in the plan, and each has a defined target opportunity as a percent of base salary.  The performance categories of each named executive officer for 2006 were as follows:

President and Chief Executive Officer	Corporate	100%
(Mahoney)(1)

President and Chief Executive Officer	Corporate	N/A
(Barbas)(2)

Senior Vice President and Chief	Corporate	75%
Financial Officer	Business Unit	25%

President, Power Production	Corporate	75%
	Business Unit	25%

Vice President, Operations	Corporate	75%
	Business Unit	25%

Vice President, Commercial Operations	Corporate	75%
	Business Unit	25%

(1)                      Mr. Mahoney resigned from the Company as of October 1, 2006, and received an award under the EICP prorated to his period of employment with the Company.

(2)                      Mr. Barbas is not eligible to participate in the EICP until 2007.

The split between corporate and business unit/individual goals is intended to recognize the performance of individual executive officers.  The President and Chief Executive Officer has only corporate objectives, since he does not manage individual business units.  Accordingly, he is measured only on the corporate targets.  All other named executive officers listed above have a 75/25 split in their performance categories in recognition that their performance impacts both corporate goals and the business unit(s) or staff functions they manage.

Under the EICP for 2006, the percent of base salary on which the cash bonus calculation was made for each named executive officer is as follows:

President and Chief Executive Officer (Mahoney)(1)	75%
President and Chief Executive Officer (Barbas)(2)	N/A
Executive Chairman(3)	N/A
Senior Vice President and Chief Financial Officer	50%
Vice President, Commercial Operations	50%
President, Power Production	40%
Vice President, Operations	40%

(1)                      On October 1, 2006, Mr. Mahoney resigned as President and Chief Executive Officer of DPL Inc. and DP&L.

(2)                      On October 2, 2006, Mr. Barbas became the President and Chief Executive Officer of DPL Inc. and DP&L.  Under Mr. Barbas’ Participation Agreement, he will participate in the EICP beginning in 2007, where 60% of his base salary will serve as the basis for making his cash bonus calculation as set forth below.

(3)                      Mr. Biggs’ compensation was earned pursuant to his Amended and Restated Employment Agreement dated as of August 31, 2005.  He was not designated as a participant under the EICP.

The EICP also provides an opportunity for executive officers to receive a portion of their cash bonus opportunity when performance is above a threshold but less than the target level.  Bonus opportunities are reduced in half, for performance at threshold.  In contrast, if an executive officer exceeds his or her defined goals, that executive officer may receive a higher award with the maximum payout opportunity of 200% of the target amount.

Once an executive officer’s payout under the EICP formula is determined, for 2006 the Compensation Committee had the discretion to multiply the result by an individual contribution factor of between 0.5 and 1.5 of the initial payout.  This means that the Compensation Committee had the right to increase or reduce an executive officer’s annual cash bonus.  The Compensation Committee had the discretion to recognize those executive officers who excelled in the performance of their goals for the year and, in turn, the Compensation Committee can make a downward adjustment for those executive officers whom it feels did not perform as well.  However, for 2006 all individual contribution adjustments must net to zero or less.  This means that all payments will not exceed the pool of funds available for the cash bonus program under the initial payout formula.

To assist in understanding how cash bonuses were awarded for 2006, here is an example:

Example:  The Company’s Vice President, Ms. Smith, has the ability to earn 40% of her base salary under the EICP for 2006.  Ms. Smith’s annual base salary for 2006 was $250,000.  Therefore the target cash bonus for Ms. Smith for 2006 is 40% of $250,000 or $100,000.  Ms. Smith’s corporate goals, the same for all executive officers, are worth 75% of her cash bonus, and business unit/individual goals are worth 25% of her cash bonus.  For purposes of this example, let’s assume corporate goals were measured at 150% and Ms. Smith’s business unit/individual goals were measured at 110%.  Finally, let’s assume the President and Chief Executive Officer recommended and the Compensation Committee approved for Ms. Smith an individual contribution factor of 1.25 in recognition of her significant impact on the overall success of the Company.  Ms. Smith’s cash bonus for 2006 is calculated as follows:

Performance Measure	Opportunity	Weighting	Result	Award
Corporate	$100,000	75%	150%	$112,500
Business Unit/Individual	$100,000	25%	110%	$27,500

		“Initial” Formula Payout		$140,000
		Individual Contribution Factor		x 1.25
		Final Cash Bonus Award		$175,000

The corporate award of $112,500 is added to the business unit/individual award of $27,500 to arrive at the “initial” formula cash bonus payout of $140,000.  That payout is multiplied by the individual contribution factor approved by the Compensation Committee of 1.25 to get the final cash bonus award to Ms. Smith of $175,000.  In order to avoid exceeding the pool of funds available under the EICP, one or more executive officers must receive an individual contribution factor of less than 1.00, reducing the cash bonus which otherwise would have been awarded under the EICP initial formula payout.

For 2006 the corporate goals that make up 75% of the EICP were divided into three areas: Financial, Customer Satisfaction and Human Capital.  The financial corporate goal was measured upon a blend of earnings per share, return on invested capital and cash flow from operations.  The Compensation Committee establishes financial corporate goals such that the maximum levels are ambitious and can only be achieved if the Company’s financial results are exceptional.  The Compensation Committee’s intent with respect to the target level corporate goals is that management should reasonably be able to achieve such corporate goals on average over time, with actual performance either exceeding or falling below target in any given year.

The Customer Satisfaction component of the corporate goals was made up of three parts: legal/regulatory compliance, customer contacts with the PUCO and safety.  The Customer Satisfaction corporate goals are established such that they can only be achieved if the Company exceeds its prior year performance in each of the areas specified above.

The final part of the 2006 corporate goals was Human Capital.  This component was also a blend of completing our staffing plan and filling staff vacancies when they occurred.  To qualify for the bonus under this component, the executive staff had to stay on track with our hiring plan and fill any staffing gaps of key players that might occur during the year.

Collectively, the named executive officers who received an award under the EICP for 2006 were determined to have earned 151% of their target based upon the accomplishment of the corporate goals and their business unit/individual goals.

In setting the individual/business unit goals, the Compensation Committee’s intent is to establish targets that are difficult but achievable with significant effort and that reward management for going above and beyond what is required.

Long-Term Incentive Program (LTIP)

While evaluating our pre-existing Long-Term Incentive Program, the Compensation Committee determined that the Company should restructure this incentive from cash to equity to better link LTIP awards to shareholder value.  The LTIP was developed under the Equity and Performance Incentive Plan (“EPIP”) approved by shareholders at the 2006 Annual Meeting of Shareholders.  Besides the LTIP program, we have used the EPIP to award 19,000 restricted shares to Mr. Barbas, the Company’s President and Chief Executive Officer, and 3,000 restricted shares to Gary G. Stephenson, the Company’s Vice President, Commercial Operations, as discussed later in more detail.

Here is how the LTIP plan works.  The LTIP is a performance share plan based on the Company’s total shareholder return relative to a composite of industry peers.  Under the LTIP, a new three-year cycle begins each year.  At the end of every three-year cycle, our total shareholder return is compared with other utilities in the Standard & Poor’s Utility Index to determine the number of shares earned relative to a predetermined payout schedule.  Payouts are made at the conclusion of each three-year cycle.  Commencing with the 2006 cycle, the predetermined payout schedule is as follows:

Percentile Rank	% of Target
Versus Peers	Shares Earned
90th %ile	200%
75th %ile	150%
50th %ile	100%
40th %ile	50%
Below 40th %ile	0%

This payout schedule was determined by the Compensation Committee to be consistent with market practices for equity-based plans based on total shareholder return.  For an executive officer to receive any performance shares, our total shareholder return for the cycle must place the Company at or above the 40th percentile of public utilities listed in the Standard & Poor’s Utility Index.  Amounts above the 40th percentile will be interpolated to calculate the performance share award for the cycle.  In February 2006, the Board adopted its first regular LTIP cycle covering 2006-2008.

To avoid a gap in long-term incentive payments to executive officers, to create retention incentives and in consideration of each executive officer waiving her or his contract rights, the Compensation Committee approved a transition plan to recognize and compensate executive officers with performance shares under two transition three-year cycles.  The 2004-2006 transition cycle was completed at the end of 2006, and the 2005-2007 transition cycle will be completed at the end of 2007.  The Compensation Committee believes that consistency in the award of performance shares within the LTIP enhances the retention benefits of this program during this transition period.

Under the LTIP, each participating executive officer receives a target LTIP opportunity as a percent of base salary.  For both transition cycles and the 2006 regular LTIP cycle, each named executive officer had the following target LTIP opportunity:

President and Chief Executive Officer (Mahoney)(1)	N/A
President and Chief Executive Officer (Barbas)(2)	100%
Executive Chairman(3)	N/A
Senior Vice President and Chief Financial Officer	85%
Vice President, Operations	70%
Vice President, Commercial Operations	70%
President, Power Production	70%

(1)                      Effective with Mr. Mahoney’s execution of an agreement he signed on May 4, 2006 regarding his resignation from the Company, Mr. Mahoney waived any and all awarded LTIP benefits.

(2)                      Mr. Barbas is not eligible to receive any LTIP benefits from the 2004-2006 transition cycle.  He is eligible to receive pro rata LTIP benefits from both the 2005-2007 transition cycle and the 2006-2008 cycle.

(3)                      Mr. Biggs was not eligible to receive any benefits under the LTIP program.  His compensation was provided pursuant to an Amended and Restated Employment Agreement dated as of August 31, 2005, which subsequently was concluded on June 30, 2006.

The base salary rate of the participating executive officer is multiplied by the target LTIP opportunity to get a target LTIP value.  The target LTIP value is divided by the stock price at the grant date of performance shares to get the number of target performance shares that will be earned at the end of the cycle.  For the transition cycles, a stock value of $26.97 was assumed for both the 2004-2006 transition cycle and 2005-2007 transition cycle.

Example of how the LTIP works.  Mr. Jones is a participant in the 2006-2008 LTIP cycle with an annual base salary of $300,000.  His target LTIP opportunity for 2006 as a percent of his annual base salary is 50%.  Thus his target LTIP value is $150,000.  If we assume the stock price of a share of DPL common stock was $25 on the grant date, then Mr. Jones has a target of 6,000 performance shares.  At the end of 2008, assuming our percentile rank versus our peers was at the 50th percentile, all of Mr. Jones’s 6,000 performance shares are earned.  Assuming our percentile rank versus our peers at the 75th percentile, then 9,000 performance shares are earned.  Assuming our percentile rank versus our peers at the 45th percentile, then 4,500 of the 6,000 performance shares are earned.  Assuming our percentile rank versus our peers was at the 35th percentile, none of the performance shares would be earned.

As demonstrated in the above example, the LTIP program motivates the executive officer to increase total shareholder return to enhance his or her overall compensation under the program.  Not only is the LTIP earned in shares of common stock, but an executive officer will earn more common shares as our total shareholder return increases compared to our peers in the Standard & Poor’s Utility Index.  As a result, the LTIP aligns the executive officer’s interests with those of our shareholders.  The performance-based awards made under this plan are exempt from the restrictions within Internal Revenue Code Section 162(m), which limits the deductibility of certain compensation to selected employees in excess of $1 million.

The LTIP also has a deferral feature that grants to each executive officer the right to defer receipt of earned performance shares pursuant to a written election completed by the executive.  Any performance shares so deferred are credited to an account in the executive officer’s name and are 100% vested at all times.  The minimum deferral period is the lesser of one year or termination of employment.  Payment of the performance shares may be made in a lump sum or in equal installments over a period of years as elected by the executive officer.  Any performance shares so deferred will earn dividend equivalents and will also be paid out in performance shares as provided in the executive officer’s election form.  As defined in the LTIP, there are certain circumstances (e.g., the executive officer’s account is less than $500 at termination of employment or a change of control has occurred) which require an immediate payment of common shares to the executive officer regardless of the deferral election form.

For 2006 the named executive officers were awarded 51% of their respective target shares.

Supplemental Executive Defined Contribution Retirement Plan (“SEDCRP”)

While we have historically provided a defined benefit retirement program for all employees, our pre-existing retirement benefits for current executive officers were below the 25th percentile of the energy industry and well below the median of general industry.  We did not offer additional benefits to executive officers impacted by government limits on pay and benefits, and we did not include bonuses in the definition of “pay.”  With the exception of one executive officer whose benefits under a pre-existing Supplemental Executive Retirement Plan were frozen in 2004, we did not have any supplementary retirement benefits for current executive officers.  The absence of such supplementary retirement benefits contrasted significantly from our domestic public utility company peers.  As a result of research performed by Towers Perrin, the Board’s 2006 compensation consultant, we determined that over 90% of the domestic public utility companies who provide a defined benefit plan also offer a nonqualified defined benefit plan.  We also determined that 80% of the nonqualified plans provide benefits lost due to government limits, and 75% of the nonqualified plans include bonuses in their definition of pensionable pay.

As part of the new executive compensation program, the Compensation Committee selected a defined contribution plan in which the Company records a contribution to an account established for each executive officer equal to fifteen percent (15%) of that executive officer’s annual base salary and annual EICP award in excess of the annual limit on compensation established under the Internal Revenue Code ($220,000 for 2006).  Vesting for these benefits occurs after five years of service as defined within the SEDCRP, or upon death, disability or a change of control.  The rationale for this supplementary defined contribution pension benefit included the following:

•                  The SEDCRP can be calibrated to provide an overall competitive executive retirement benefit.

•                  Smooth accrual of benefits under the plan avoids an unknown pension liability.

•                  The benefit (or plan) is simple to understand and administer.

•                  The benefit (or plan) neither discourages nor encourages retirement at specific ages.

•                  The benefit (or plan) is consistent with emerging trends in the market relative to retirement plan design.

No distributions, withdrawals or payouts were made under the SEDCRP in 2006.  SEDCRP amounts are credited to an account for the participant and hypothetical investments are made and credited as designated by the participant.  DPL stock is not an eligible investment option.  Interest, dividends and market value changes are reflected in the participant’s SEDCRP account.  Annual payments to participants commence generally six months after termination of employment due to retirement and continue for five years.  If separation is due to the disability of the participant or due to a change in control, distributions may be accelerated and paid as a lump sum.

Executive Perquisite Allowance

As a part of the Compensation Committee’s review of executive compensation, the Committee also reviewed the appropriateness of the existing perquisites provided to various executive officers.  The perquisites historically provided were individually negotiated as a part of an employment agreement and not provided as part of an integrated compensation plan.  The Committee’s objectives in establishing a perquisite allowance was to (i) administer a standardized perquisites program for all executive officers aligned with market practices and (ii) simplify and clarify our perquisite allowance for our shareholders.

Each executive officer participates in all Company-sponsored benefit plans such as medical benefits and the disability program.  In addition, each executive officer receives a $20,000 perquisite allowance paid in full at the beginning of each calendar year.  The executive officer may use the perquisite allowance to purchase his or her own perquisites such as financial planning, annual physicals, additional life insurance or disability benefits.  While provided to the executive officer at the beginning of each year, the perquisite allowance is separate from the executive officer’s base salary in that the perquisite allowance is not considered for pension calculation purposes or to measure incentive awards.  Since perquisites are not incurred ratably throughout the year, there is no proration or reduced eligibility to receive the perquisite allowance based upon a qualifying executive officer’s start date with the Company.  For 2006, each executive officer received a $20,000 executive perquisite allowance.

Pension Restoration Plan

In September 2006, the Board approved a Pension Restoration Plan, effective as of January 1, 2006.  The Pension Restoration Plan restores benefits under the Company’s defined benefit plan to executive officers that are lost due to the executive officer’s election to defer base salary into the Company’s deferred compensation plans.  This plan was added to keep our existing defined benefit plan fair to executive officers who otherwise would have received a reduced benefit from our existing defined benefit plan.  For 2006, none of the named executive officers received any benefit under the Pension Restoration Plan.

Severance Pay and Change of Control Plan

Prior to the adoption of the Severance Pay and Change of Control Plan, the manner in which each executive officer would be compensated either as a result of a voluntary or involuntary termination or upon a change of control varied.  While some of these provisions were included in existing employment agreements, other executive officers had individually negotiated change of control agreements.

Because executive officers are vulnerable to discharge upon a change of control and in order to attract and retain experienced executives, during 2006 the Compensation Committee adopted the Severance Pay and Change of Control Plan, which is applicable to all executive officers.  Under the Severance Pay and Change of Control Plan, an executive officer shall receive the benefits detailed below.

Assuming no change of control as defined in the Severance Pay and Change of Control Plan, if the executive officer is terminated “without cause” and other than for disability or death, the executive officer will receive ratably over the next year his or her annual salary and EICP target for the year of termination.

If the executive officer is terminated without cause other than for disability or death after a change of control, the executive officer receives the following compensation:

•                  Two years base salary (CEO three years)

•                  Two years of the target EICP award (CEO three years)

•                  Prorated target EICP award and EPIP award up to the date of termination

•                  Two years contribution to SEDCRP (CEO three years)

•                  Two years of continued medical benefits (CEO three years)

•                  Two perquisite allowance payments of $20,000 (CEO three payments)

Deferred Compensation Plans for Executive Officers

On September 19, 2006, the Board of Directors adopted the 2006 Deferred Compensation Plan For Executives (the “Deferred Compensation Plan”).  The purpose of the Deferred Compensation Plan is to provide a select group of highly compensated employees with the opportunity to defer the receipt of base salary and/or incentive compensation payments which may be earned by such executive officers.  It reduces the Company’s administrative burden, embeds Internal Revenue Code Section 409A compliance within plan provisions rather than having a global amendment which states the plan will comply with Section 409A, and all of the definitions are coordinated with the other 2006 executive compensation plans.  Annually, each executive officer makes an irrevocable election to defer a part or all of his or her base salary and/or incentive compensation to be earned in the upcoming calendar year and a future payment election.  Once deferred, an account is created for each executive officer and the executive is permitted to designate how these deferred amounts will be invested among certain investment funds offered by the Company.  Modification of this payment election under the Defined Compensation Plan is restricted.  Executive officers who change their payment election must wait a year for the payment election to take effect, unless there is an unforeseen emergency or in case of death.  Pursuant to such payment election, payments to such executive officers may commence upon termination of employment because of death, retirement or disability, or after a minimum of two years after making the deferral election.  Payments can be made in a lump sum or in annual installments over a period of up to twenty years.  However, the Deferred Compensation Plan provides that if an executive officer’s account is less than $100,000 when the executive officer terminates his or her employment with the Company, the entire amount will be paid in a lump sum to such executive officer.

Some of the named executive officers have also deferred some of their compensation into DP&L’s Key Employees Deferred Compensation Plan (the “DCP”).  This plan permitted an executive officer to defer all or a portion of his or her cash compensation earned in a particular year.  DCP account balances accrue earnings based upon the investment options selected by the executive officer.  Interest, dividends and market value changes are reflected in the executive’s individual DCP account.  DCP balances are generally paid following a termination of employment as determined by the executive officer’s deferral election form.  In-service distributions are generally not allowed.  In certain circumstances, the DCP provides for a ten percent penalty for early withdrawal.  Payments under the DCP are in cash or Company common shares, provided that distributions attributable to investments in our common shares must be paid in common shares.  Certain purported amendments to the DCP purportedly made in December 2003 had the effect of eliminating some of these restrictions for certain former senior executives and enabling these former executive officers to receive cash distributions from their deferred compensation balances.  We have initiated legal proceedings challenging the validity of these purported amendments and the distributions.  (See “Certain Legal Proceedings.”)

We have also maintained a Management Stock Incentive Plan (the “MSIP” and together with the DCP, the “Plans”) for key employees selected by the Compensation Committee.  New awards under the MSIP were discontinued in 2000.  Under the MSIP, the Compensation Committee granted stock incentive units (SIUs) to MSIP participants, with each SIU representing one DPL common share.  SIUs were earned based on the achievement of performance criteria set by the Compensation Committee and vested over time (subject to acceleration of earning and vesting on the occurrence of certain events or at the discretion of our Chief Executive Officer or the Compensation Committee).  Earned SIUs were credited to a participant’s account under the MSIP and accrued dividends like our common shares.  Under the MSIP, earned and vested SIUs were to be paid in our common shares in a lump sum or over time as determined by the participant’s deferral election.

From 1996-2000 the Company awarded SIUs to selected management staff.  Vesting for each series of SIUs awarded began in 2006 and continues through 2010.  In July of each year from 2006 to 2010, the participants (which include Patricia K. Swanke) receive a cash payout of their vesting SIUs for that year.  The actual payout is calculated using an average of the month-end closing stock price for the three months preceding the payment date.

We have initiated legal proceedings which challenge the validity of purported amendments to the MSIP and DCP.  (See “Certain Legal Proceedings.”)  Notwithstanding this challenge to the validity of the purported amendments to the Plans, we have accounted for the Plans as they have been historically administered.

Participation and Waiver Agreements

With the exception of Mr. Biggs, all of the named executive officers signed either a Participation Agreement or a Participation and Waiver Agreement with the Company during 2006.  Mr. Barbas signed only a Participation Agreement, since he was not waiving any pre-existing employment rights.  Pursuant to these Participation and Waiver Agreements, the respective named executive officers waived a majority of their rights under pre-existing employment agreements and change of control agreements and agreed to accept his or her compensation in accordance with the executive compensation program discussed above and approved by the Board in February 2006.  In consideration of their signing these Participation and Waiver Agreements, certain named executive officers retained certain vested and other compensation elements awarded uniquely to them in prior years.  Aside from these exceptions, as set forth in the respective Participation and Waiver Agreement or unless otherwise agreed to outside of the Participation and Waiver Agreement (such as Mr. Biggs’ Amended and Restated Employment Agreement), the compensation and benefits paid to each of these named executive officers are calculated under the executive compensation program plan as discussed above.  In some cases under these plans, as shown below, the Chief Executive Officer is treated differently from the other named executive officers.

Chief Executive Officer Compensation (James V. Mahoney)

During 2006 James V. Mahoney was President and Chief Executive Officer of DPL Inc. and The Dayton Power and Light Company until his resignation effective as of October 1, 2006.  In February 2006, Mr. Mahoney’s base salary was increased to $550,000, a 5.8% increase over his 2005 base salary of $520,000.  Mr. Mahoney signed his Participation and Waiver Agreement on March 7, 2006.  Pursuant to his Participation and Waiver Agreement, Mr. Mahoney had the opportunity to receive target performance shares totaling 89,655 with 29,885 target performance shares contingent on satisfying the total shareholder return relative to peers goal for each of the 2004-2006, 2005-2007 and 2006-2008 cycles.  Besides participating in all of the executive compensation programs discussed above, Mr. Mahoney retained certain stock options previously awarded to him including (i) 100,000 Company common shares at an exercise price of $15.88 a share awarded under an Executive Management Stock Option Agreement dated January 3, 2003; and (ii) 20,000 Company common shares at an exercise price of $24.90 per share under an Executive Management Stock Option Agreement dated December 21, 2004.  Additionally, Mr. Mahoney was eligible to receive any amounts payable under the 2003 Long-Term Incentive Plan as they vest.  The DPL Inc. 2003 Long-Term Incentive Plan was the predecessor to the current LTIP created under the DPL Inc. 2006 Equity and Performance Incentive Plan as approved by shareholders at the last Annual Meeting in April 2006.

On March 28, 2006, Mr. Mahoney announced his intention to resign from the Company effective July 31, 2006 in order to pursue other interests.  On May 4, 2006, the Company and Mr. Mahoney entered into an employment agreement to insure an orderly transition of leadership.  Under this agreement, in lieu of all other compensation or other benefits available to him under his Participation and Waiver Agreement, Mr. Mahoney received the following:

•                  Base salary through July 31, 2006

•                  A lump sum payment of $550,000 (less payroll deductions and income tax withholding) payable on July 31, 2006

•                  The right to hold all vested stock options (60,000 shares with an exercise price of $15.88 and 20,000 shares with an exercise price of $24.90)

•                  Eligibility to participate in the EICP on a prorated basis based upon the period he was employed by the Company in 2006

•                  Continued participation in the Company’s health insurance program as if he were an employee until the earlier of December 31, 2006 or the date Mr. Mahoney obtains health coverage from a subsequent employer

•                  Any unpaid out-of-pocket business expenses incurred through July 31, 2006

In exchange for compensation Mr. Mahoney received under this agreement, Mr. Mahoney specifically gave up (i) all unvested stock options and (ii) any and all amounts that he was eligible to receive under both the previous cash-based Long-Term Incentive Plan and the current LTIP discussed above.  Beyond these financial elements, Mr. Mahoney agreed to certain confidentiality and non-compete provisions within this agreement.

Subsequently, on July 31, 2006, Mr. Mahoney signed an agreement to continue his role as President and CEO of the Company and DP&L until his successor was appointed in exchange for the continuation of his base salary and his continued eligibility for an award under the EICP based upon the period he was employed by the Company in 2006, as well as the Company’s performance of the other previously-agreed provisions of the May 4, 2006 agreement.

Chief Executive Officer Compensation (Paul M. Barbas)

On September 5, 2006, the Board announced the appointment of Paul M. Barbas as President and CEO of both the Company and DP&L effective October 2, 2006.  In connection with this appointment, Mr. Barbas received the following compensation:

•                  An annual salary of $480,000

•                  A signing bonus of $150,000

•                  9,000 shares of Company restricted stock that will vest on December 31, 2009

•                  10,000 shares of Company restricted stock that will vest on December 31, 2011

The restricted stock vesting at the end of 2009 is intended to replace the bonus opportunity Mr. Barbas forfeited by accepting this position with the Company.  The restricted stock vesting at the end of 2011 is intended to recognize other benefits Mr. Barbas forfeited by not continuing in his prior position.

On September 8, 2006, Mr. Barbas entered into a Participation Agreement under which he is eligible to participate in the executive compensation program.  Mr. Barbas was not eligible to participate in the EICP during 2006.  He is eligible to receive an award under the EICP in 2007, and his target bonus opportunity is based on 60% of his base salary.  Additionally, Mr. Barbas is eligible to participate in the LTIP under which he has received the following target Performance Shares:  7,685 target performance shares contingent on total shareholder return relative to peers goal for the period January 1, 2005 through December 31, 2007; and 13,449 target performance shares contingent on total shareholder return relative to peers goal for the period January 1, 2006, through December 31, 2008.

Chief Financial Officer Compensation

John J. Gillen served as the Company’s Senior Vice President and Chief Financial Officer for 2006.  In February 2006, the Board increased his base salary from $320,000 to $332,800, an increase of 4%.  In February 2006, the Compensation Committee approved Mr. Gillen’s participation in the Company’s LTIP under which he was to receive 30,255 target performance shares (10,085 target performance shares for each of the 2004-2006, 2005-2007 and 2006-2008 cycles) subject to his execution of a Participation and Waiver Agreement.  Mr. Gillen signed a Participation and Waiver Agreement on June 29, 2006, that granted to Mr. Gillen the opportunity to participate in the new executive compensation program discussed above.  In consideration of his agreement to waive his rights under a pre-existing employment agreement, Mr. Gillen was permitted to keep the following pre-existing compensation elements:

•                  The right to receive certain relocation benefits from the Philadelphia, Pennsylvania, area to Dayton, Ohio, area including (a) reimbursement for reasonable expenses in relocating Mr. Gillen’s family to the Dayton, Ohio area; (b) reimbursement for rental of temporary furnished housing in the Dayton, Ohio, area and expenses for utilities associated with such temporary housing; (c) reimbursement for travel expenses between Dayton, Ohio, and Philadelphia, Pennsylvania, area including reimbursement for mileage, airfare and airport parking expenses; (d) reimbursement for customary and reasonable real estate commissions incurred in the sale of Mr. Gillen’s current residence in Philadelphia, Pennsylvania, and the cost of an appraisal for a residence in the Dayton, Ohio, area; (e) upon the closing of the sale of Mr. Gillen’s residence in Philadelphia, Pennsylvania, a moving incentive bonus equal to 3% of the sale price of such residence; (f) use of a Company car; and (g) to the extent any of the foregoing would subject Mr. Gillen to income or other taxation, an additional amount sufficient to gross up for the amount of such taxes.  If Mr. Gillen should resign or the Company terminates him “for cause” under this agreement within one year of his relocation to the Dayton area, he is required to reimburse the Company for all of the payments listed above.

•                  The option to purchase up to 30,000 Company common shares at an exercise price of $25.00 per share pursuant to a Management Stock Option Agreement dated December 29, 2004.

•                  The option to receive from the Company the right to purchase up to 20,000 Company common shares upon the earlier of (a) the date Mr. Gillen relocates his primary residence and his family to the Dayton, Ohio, area, or (b) the occurrence of a change-in-control as defined in the Severance Pay and Change of Control Plan pursuant to a Management Stock Option Agreement dated December 29, 2004.

•                  The right to receive amounts payable under the pre-existing DPL Inc. Long-Term Incentive Plan that are payable as the amounts vest.

Executive Chairman

Robert D. Biggs served as the Executive Chairman from January 1, 2006, through June 30, 2006.  Unlike the other named executive officers, Mr. Biggs’ compensation was not calculated in accordance with the new executive compensation program approved in February 2006.  Mr. Biggs’ compensation was determined under his Amended and Restated Employment Agreement effective as of August 31, 2005, and which concluded on June 30, 2006.  Subsequent to the expiration of his Amended and Restated Employment Agreement, Mr. Biggs continues to serve on the Board of Directors for both the Company and DP&L. His 2006 director compensation is detailed under the Director Compensation Table on page 9.  Pursuant to his employment agreement, Mr. Biggs received the following compensation:

•                  Annual base salary of $500,000.

•                  An annual bonus of at least $500,000 to be determined by the Board.

•                  An option to purchase 350,000 Company common shares with an exercise price of $26.82 and vesting and exercisable on June 30, 2006.

•                  The right to receive such fringe benefits as are generally made available to executive officers (such as the $20,000 annual Executive Perquisite Allowance).

•                  Company-paid term life insurance policy with a $1,000,000 death benefit.

•                  A Dayton area residence and automobile for Mr. Biggs’ use, such cost to be grossed up for income or other tax liability.

•                  Use of the corporate aircraft for personal use and commuting between Dayton, Ohio, and Mr. Biggs’ home in Florida with a tax gross up provided for the commuting expenses.

•                  Legal fees incurred in connection with this employment agreement and any resulting dispute that may occur thereon.

Besides the compensation awarded to Mr. Biggs under his Amended and Restated Employment Agreement, he was specifically ineligible to receive any of the following benefits:  (a) Long-Term Incentive Plan benefits (under either the old or new executive compensation program); (b) medical coverage; (c) disability benefits; (d) qualified retirement plan benefits; or (e) reimbursement for club memberships.

For 2006, the Board awarded Mr. Biggs the sum of $500,000 for his numerous contributions to the Company including the orderly and successful transition of leadership of the Company to Paul Barbas, our President and Chief Executive Officer.

Vice President, Operations

Patricia K. Swanke served as the Vice President, Operations for all of 2006.  In February 2006, her base salary was increased from $260,000 to $270,400, an increase of 4.0%.  In February the Compensation Committee approved of Ms. Swanke’s eligibility to participate in the LTIP under which Ms. Swanke received 20,244 target Performance Shares (6,748 target Performance Shares for each of the 2004-2006, 2005-2007 and 2006-2008 cycles) subject to her execution of a Participation and Waiver Agreement.  Ms. Swanke signed a Participation and Waiver Agreement on February 28, 2006, that granted to her the opportunity to participate in the executive compensation program discussed above.  In consideration of her agreement to waive her rights under a pre-existing agreement, Ms. Swanke was permitted to keep the following pre-existing compensation elements:

•                  Any stock incentive units granted under the DP&L Management Stock Incentive Plan subject to the terms and conditions contained in the Non-Competition Agreement dated October 3, 1996, as further described in a Letter Agreement dated April 27, 2001.

•                  The option to purchase up to 50,000 of the Company’s common shares at an exercise price of $29.625 per share pursuant to a Management Stock Option Agreement dated January 1, 2001.

Vice President, Commercial Operations

Gary G. Stephenson served as Vice President, Commercial Operations for 2006.  In February 2006, his base salary was increased from $238,050 to $257,094, an increase of 8.0%.  In February 2006, the Compensation Committee approved of Mr. Stephenson’s eligibility to participate in the LTIP under which Mr. Stephenson received 18,531 target Performance Shares (6,177 target Performance Shares for each of the 2004-2006, 2005-2007 and 2006-2008 cycles) subject to his execution of a Participation and Waiver Agreement.  Mr. Stephenson signed a Participation and Waiver Agreement on February 27, 2006, that granted to him the opportunity to participate in the executive compensation program discussed above. In consideration of his agreement to waive his rights under a pre-existing employment agreement, Mr. Stephenson was permitted to keep his right to receive amounts payable under the pre-existing DPL Inc. Long-Term Incentive Plan that are payable as the amounts vest.

President, Power Production

W. Steven Wolff served as President, Power Production for 2006.  In February 2006, his base salary was increased from $272,950 to $281,139, an increase of 3.0%.  In February the Compensation Committee approved of Mr. Wolff’s eligibility to participate in the LTIP under which Mr. Wolff received 21,258 target Performance Shares (7,086 target Performance Shares for each of the 2004-2006, 2005-2007 and 2006-2008 cycles) subject to his execution of a Participation and Waiver Agreement.  Mr. Wolff signed a Participation and Waiver Agreement on February 24, 2006, that granted to him the opportunity to participate in the executive compensation program discussed above.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors (the “Committee”), which is comprised entirely of independent directors.  The Committee develops and recommends to the Board compensation for all nine officers; oversees all incentive plans, executive benefit plans and pension plans; and reviews and recommends to the Board executive participation agreements.  Periodically the Committee engages outside consultants who provide competitive pay data, information on trends and regulatory issues affecting executive pay; perform a competitive compensation analysis of executive positions relative to market; and provide assistance with program changes and updates.

The Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on such review and discussion, recommended its inclusion into the 2007 Proxy Statement for submission to all shareholders.

The Committee is pleased to submit this report to the Company’s shareholders.

Members of the Compensation Committee:

Paul R. Bishop, Chair

W August Hillenbrand, Vice Chair

Barbara S. Graham

Glenn E. Harder

Lester L. Lyles

Summary Compensation Table

EXECUTIVE COMPENSATION

Set forth below is certain information concerning the compensation of the Chief Executive Officers, the Chief Financial Officer, each of our three most highly compensated executive officers for the last fiscal year for services in all capacities, and one additional highly compensated executive officer whose services concluded before the end of the last fiscal year.

Name and Principal Position	Salary		Bonus		Stock Awards (21)		Option Awards	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings (22)	All Other Compensation (23)		Total
Paul M. Barbas President & Chief Executive Officer	$101,538		$150,000	(1)	$59,390		$0	$0	(2)	$0	$233,811	(3)	$544,739

James V. Mahoney President & Chief Executive Officer	$433,077		$0		$0		$0	$464,487	(4)	$31,132	$615,645	(5)	$1,544,341

Robert D. Biggs Executive Chairman	$298,077	(6)	$500,000	(7)	$0		$0	$0		$0	$372,919	(8)	$1,170,996

John J. Gillen Sr. Vice President & Chief Financial Officer	$329,846		$0		$489,563	(9)	$0	$339,892	(10)	$15,566	$190,816	(11)	$1,365,684

Patricia K. Swanke Vice President, Operations	$268,000		$0		$327,573	(12)	$0	$184,460	(13)	$40,278	$201,251	(14)	$1,021,562

Gary G. Stephenson Vice President, Commercial Operations	$252,699		$0		$299,855	(15)	$0	$273,621	(16)	$9,216	$73,205	(17)	$908,597

W. Steven Wolff President, Power Production	$279,249		$0		$343,981	(18)	$0	$151,309	(19)	$29,305	$98,280	(20)	$902,124

(1)                      This amount represents a cash signing bonus paid to Mr. Barbas as set forth in his Participation Agreement.

(2)                      Under his Participation Agreement, Mr. Barbas was ineligible to participate in the Executive Incentive Compensation Program until 2007.

(3)                      Mr. Barbas received approximately $110,000 of this amount for relocation and temporary living expenses incurred by Mr. Barbas as part of his move to the Dayton, Ohio area pursuant to his Participation Agreement.  Mr. Barbas received the $20,000 perquisite allowance provided to all executive officers and  also received in excess of $97,000 in tax gross-ups as provided under his Participation Agreement.  See details below.

(4)                      Mr. Mahoney received this prorated amount under the EICP pursuant to his letter agreements in which he agreed to remain as President and Chief Executive Officer until his replacement was appointed.

(5)                      Mr. Mahoney received a one-time payment of $550,000 on or about July 31, 2006 under his letter agreement by which he ultimately resigned as President and Chief Executive Officer.  Mr. Mahoney also received the $20,000 perquisite allowance provided to all executive officers, approximately $10,200 in personal aircraft use and $26,000 of personal legal fees he had incurred.  See details below.

(6)                      Mr. Biggs completed his contract in which he served as Executive Chairman on June 30, 2006.  Thereafter, Mr. Biggs has received director fees as a member of the Company’s Board of Directors.  See Director Compensation Table on page 9.

(7)                      Mr. Biggs’ cash bonus was awarded to him pursuant to his Amended and Restated Employment Agreement dated as of August 31, 2005.

(8)                      Besides the $20,000 perquisite allowance granted to all executive officers, Mr. Biggs received just under $13,000 in temporary living expenses, approximately $16,000 in personal aircraft use, just under $50,000 in tax gross-ups and just over $250,000 in commuting costs to his home in Florida during his tenure as Executive Chairman until June 30, 2006.  Mr. Biggs also received a gift from the Board of Directors in recognition of his service to the Company valued at approximately $18,700.  See details below.

(9)                      This amount represents the value of all Long-Term Incentive Plan (LTIP) stock awards made to Mr. Gillen in 2006, including stock awards that may be earned by Mr. Gillen in future years. For 2006, Mr. Gillen earned 5,143 performance shares under the First Transition Cycle (2004-2006) of the LTIP.

(10)                Mr. Gillen earned $254,592 under the EICP and $85,300 from the second of three installments under the former Long-Term Incentive Plan.

(11)                Besides the $20,000 perquisite allowance awarded to all executive officers, Mr. Gillen received approximately $25,000 in temporary living expenses, just over $38,000 reimbursement for commuting flights pursuant to his Participation and Waiver Agreement, the Company’s contribution to his SEDCRP account of $55,109 and tax gross-ups of just over $46,500.  See details below.

(12)                This amount represents the value of all LTIP stock awards made to Ms. Swanke in 2006, including stock awards that may be earned by Ms. Swanke in future years. For 2006, Ms. Swanke earned 3,441 performance shares under the First Transition Cycle (2004-2006) of the LTIP.

(13)                Ms. Swanke earned $184,460 under the EICP.

(14)                Besides the $20,000 perquisite allowance awarded to all executive officers, Ms. Swanke received just under $144,000 cash as part of a stock incentive unit program in which she is a participant pursuant to her Participation and Waiver Agreement and the Company’s contribution to her SEDCRP account of $35,229.  See details below.

(15)                This amount represents the value of all LTIP stock awards made to Mr. Stephenson in 2006, including stock awards that may be earned by Mr. Stephenson in future years. For 2006, Mr. Stephenson earned 3,150 performance shares under the First Transition Cycle (2004-2006) of the LTIP.

(16)                Mr. Stephenson earned $188,321 from the EICP and $85,300 from the second of three installments under the former LTIP.

(17)                Mr. Stephenson received the $20,000 perquisite allowance awarded to all executive officers and the Company’s contribution to his SEDCRP account of $33,812.  See details below.

(18)                This amount represents the value of all LTIP stock awards made to Mr. Wolff in 2006, including stock awards that may be earned by Mr. Wolff in future years. For 2006, Mr. Wolff earned 3,614 performance shares under the First Transition Cycle (2004-2006) of the LTIP.

(19)                Mr. Wolff earned $151,309 under the EICP.

(20)                Mr. Wolff received the $20,000 perquisite allowance awarded to all executive officers and the Company’s contribution to his SEDCRP account of $31,867.  See details below.

(21)                Amounts reflected in this column include a valuation under FAS 123R for all LTIP cycles awarded in 2006.  This valuation is consistent with amounts we have recorded in our financial statements filed with our Annual Report on Form 10-K less amounts included for forfeitures.

(22)                These amounts reflect the aggregate increase in the actuarial value of the named executive officer’s benefits under all pension plans established by the Company determined using assumptions consistent with those used in the Company’s financial statements.  The Company did not provide above market or preferential earnings on nonqualified deferred compensation earnings in 2006.

(23)     See the next two tables for a summary of the amounts listed.

All stock awarded in 2006 was made pursuant to the Long-Term Incentive Plan under the Equity Performance and Incentive Plan previously approved by our shareholders in April 2006.  The terms and conditions for each stock award are described in more detail under the “Compensation Discussion and Analysis” beginning on page 17.

In determining the value of the Stock Awards made in 2006 as reflected in the Summary Compensation Table, and as required under FAS 123R, we have incorporated the following assumptions in a Monte Carlo simulation calculated by an actuarial consultant to estimate the fair value of the performance shares:

Volatility	17.9% - 20.	3%
Expected life (years)	3.0
Dividend yield rate	3.7%
Risk-free interest rate	4.6% - 4.	7%
Forfeiture Rate	20.0%

The following table sets forth the compensation elements of the “All Other Compensation” column of the Summary Compensation Table.

All Other Compensation — 2006

Name	Perquisites & Other Personal Benefits(1)	Payments/ Accruals on Termination Plans	Registrant Contributions to Defined Contribution Plans(2)		Insurance Premiums (3)	Tax Reimbursements	Discounted Securities Purchases	Other (RSU/SIU)		Total
Paul M. Barbas	$129,688	$0	$2,000		$32	$97,341	$0	$4,750	(4)	$233,811
James V. Mahoney	$59,595	$550,000	$2,000		$1,691	$2,359	$0	$0		$615,645
Robert D. Biggs	$321,372	$0	$0		$1,919	$49,628	$0	$0		$372,919
John J. Gillen	$85,365	$0	$57,109	(6)	$1,781	$46,561	$0	$0		$190,816
Patricia K. Swanke	$20,000	$0	$37,229	(6)	$90	$0	$0	$143,932	(5)	$201,251
Gary G. Stephenson	$29,166	$0	$35,812	(6)	$196	$8,031	$0	$0		$73,205
W. Steven Wolff	$42,878	$0	$33,867	(6)	$138	$21,397	$0	$0		$98,280

(1)                      See details for this column in the table below.

(2)                      As an incentive for employees to participate in the Company’s defined contribution plan, if an employee makes a contribution to his/her defined contribution account, the Company will match $1.50 for every $1.00 invested by each employee, up to $2,000 annually using Company common stock.  For 2006, each named executive officer, except Mr. Biggs, received the Company’s matching $2,000 contribution.

(3)                      Group Term life insurance premiums.

(4)                      Dividends paid on Restricted Stock.

(5)                      Cash received as part of a stock incentive unit program under the DP&L Management Stock Incentive Plan (MSIP).

(6)                      Includes the Company’s contribution to the Supplemental Executive Defined Contribution Retirement Plan for 2006.

The following table sets forth a summary of the perquisites and other personal benefits included in the “All Other Compensation” table.

Perquisites and Other Personal Benefits

Name	Temp. Living Apt. Rents	Relocation Costs	Perquisite Allowance	Personal Use of Company Car(1)	Legal Fees Reimbursed	Executive Medical	Personal Aircraft Usage(2)	Commuting Flights		Board Gifts	Total
Paul M. Barbas	$11,753	$97,462	$20,000	$473	$0	$0	$0	$0		$0	$129,688
James V. Mahoney	$0	$0	$20,000	$0	$26,657	$2,393	$10,245	$0		$300	$59,595
Robert D. Biggs	$12,728	$0	$20,000	$1,492	$0	$0	$15,665	$252,792	(2)(3)	$18,695	$321,372
John J. Gillen	$24,714	$0	$20,000	$2,621	$0	$0	$0	$38,030	(4)	$0	$85,365
Patricia K. Swanke	$0	$0	$20,000	$0	$0	$0	$0	$0		$0	$20,000
Gary G. Stephenson	$0	$0	$20,000	$0	$0	$9,166	$0	$0		$0	$29,166
W. Steven Wolff	$0	$0	$20,000	$0	$0	$22,878	$0	$0		$0	$42,878

(1)                    This amount reflects the cost incurred by the Company under the Internal Revenue Service 2006 optional standard mileage rate.

(2)                    Calculated to reflect the incremental cost to the Company for such costs as: direct maintenance fees, fuel, variable overhaul expense and miscellaneous trip expenses such as meals and landing fees.

(3)                    For tax purposes, Mr. Biggs’ W-2 includes imputed income in the amount of $83,222 which reflects a SIFL-based valuation of $46,053 for aircraft commuting use plus tax gross-up.

(4)                    This amount reflects the actual out-of-pocket costs reimbursed to Mr. Gillen for his commuting flights in compliance with his Participation and Waiver Agreement.

The following table sets forth a summary of the non-equity and equity-based awards made to the named executive officers during 2006.

Grants of Plan-Based Awards

								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:		Fair
								Number	Number	Exercise	Value of
								of	of	or Base	Stock
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares	Securities	Price of	and
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Paul M. Barbas(1)	10/02/06				3,843	7,685	15,370	0	0	0	138,176
Paul M. Barbas(2)	10/02/06				6,725	13,449	26,898	0	0	0	285,791
Paul M. Barbas(3)	10/02/06							9,000	0	0	244,080
Paul M. Barbas(4)	10/02/06							10,000	0	0	271,200
James V. Mahoney(5)	02/22/06	206,250	412,500	825,000				0	0	0	-
Robert D. Biggs(6)								0	0	0	-
John J. Gillen (7)	02/22/06	85,300	85,300	85,300				0	0	0	-
John J. Gillen(8)	02/22/06	85,300	85,300	85,300				0	0	0	-
John J. Gillen(9)	02/22/06				5,043	10,085	20,170	0	0	0	288,330
John J. Gillen(10)	02/22/06				5,043	10,085	20,170	0	0	0	250,108
John J. Gillen(11)	02/22/06				5,043	10,085	20,170	0	0	0	259,689
John J. Gillen(12)	02/22/06	83,200	166,400	332,800				0	0	0	-
Patricia K. Swanke (13)	1996-2000	143,932	143,932	143,932				0	0	0	-
Patricia K. Swanke(14)	1997-2000	127,732	127,732	127,732				0	0	0	-
Patricia K. Swanke(15)	1998-2000	95,424	95,424	95,424				0	0	0	-
Patricia K. Swanke(16)	1999-2000	64,644	64,644	64,644				0	0	0	-
Patricia K. Swanke(17)	2000-2000	32,308	32,308	32,308				0	0	0	-
Patricia K. Swanke(18)	02/22/06				3,374	6,748	13,496	0	0	0	192,925
Patricia K. Swanke(19)	02/22/06				3,374	6,748	13,496	0	0	0	167,350
Patricia K. Swanke(20)	02/22/06				3,374	6,748	13,496	0	0	0	173,761
Patricia K. Swanke(21)	02/22/06	54,080	108,160	216,320				0	0	0	-
Gary G. Stephenson (22)	02/22/06	85,300	85,300	85,300				0	0	0	-
Gary G. Stephenson(23)	02/22/06	85,300	85,300	85,300				0	0	0	-
Gary G. Stephenson(24)	02/22/06				3,089	6,177	12,354	0	0	0	176,600
Gary G. Stephenson(25)	02/22/06				3,089	6,177	12,354	0	0	0	153,190
Gary G. Stephenson(26)	02/22/06				3,089	6,177	12,354	0	0	0	159,058
Gary G. Stephenson(27)	02/01/07							1,000	0	0	28,970
Gary G. Stephenson(28)	02/01/07							1,000	0	0	28,970
Gary G. Stephenson(29)	02/01/07							1,000	0	0	28,970
Gary G. Stephenson(30)	02/22/06	64,274	128,547	257,094				0	0	0	-
W. Steven Wolff (31)	02/22/06				3,543	7,086	14,172	0	0	0	202,589
W. Steven Wolff (32)	02/22/06				3,543	7,086	14,172	0	0	0	175,733
W. Steven Wolff (33)	02/22/06				3,543	7,086	14,172	0	0	0	182,465
W. Steven Wolff (34)	02/22/06	56,228	112,456	224,911				0	0	0	-

(1)       Mr. Barbas was awarded these performance shares on a prorated basis under the Second Transition Cycle (2005-2007) pursuant to his Performance Shares Agreement.  These performance shares vest on December 31, 2007 and reflect a stock price for FAS 123R purposes of $17.98.

(2)                     Mr. Barbas was awarded these performance shares on a prorated basis under the 2006-2008 Cycle pursuant to his Performance Shares Agreement.  These performance shares vest on December 31, 2008 and reflect a stock price for FAS 123R purposes of $21.25.

(3)                     Mr. Barbas received these restricted common shares as part of his compensation as President and Chief Executive Officer.  These restricted common shares vest on December 31, 2009 and have a grant date stock price of $27.12.

(4)                     Mr. Barbas received these restricted common shares as part of his compensation as President and Chief Executive Officer.  These restricted common shares vest on December 31, 2011 and have a grant date stock price of $27.12.

(5)                     For 2006 Mr. Mahoney received $464,487 as a prorated EICP award based upon his period of service in 2006.  As a result of his resignation in October 2006, Mr. Mahoney did not receive any LTIP awards under either the old or new LTIP programs.  Accordingly, we did not complete a FAS 123R valuation of his forfeited LTIP awards and there is no calculation of these forfeited LTIP awards in our 2006 Annual Report on Form 10-K.

(6)                     Under his Amended and Restated Employment Agreement, Mr. Biggs is not eligible to receive any non-equity incentive plan awards or equity plan awards.

(7)                     Mr. Gillen earned $85,300 for 2006 under the former LTIP program.  This is the second installment of a three-year payout and is included in the Summary Compensation Table.

(8)                     Mr. Gillen will receive $85,300 for 2007 under the former LTIP program.  This will be the third installment of a three-year payout payable in 2008.

(9)                     Mr. Gillen was awarded these performance shares under the First Transition Cycle (2004-2006) pursuant to his Performance Shares Agreement.  These performance shares vested on December 31, 2006 and reflect a stock price for FAS 123R purposes of $28.59.  For 2006, Mr. Gillen earned 5,143 performance shares valued at $147,501.

(10)              Mr. Gillen was awarded these performance shares under the Second Transition Cycle (2005-2007) pursuant to his Performance Shares Agreement.  These performance shares vest on December 31, 2007 and reflect a stock price for FAS 123R purposes of $24.80.

(11)              Mr. Gillen was awarded these performance shares under the 2006-2008 Cycle pursuant to his Performance Shares Agreement.  These performance shares vest on December 31, 2008 and reflect a stock price for FAS 123R purposes of $25.75.

(12)              Mr. Gillen earned $254,592 under the EICP for 2006.

(13)              Ms. Swanke was awarded a varying number of stock incentive units under the MSIP annually from 1996 to 2000.  5,346 stock incentive units vested on July 2006 and based upon a stock price of $26.92, Ms. Swanke was awarded $143,932.  This amount is included as part of the “All Other Compensation” column of the Summary Compensation Table.

(14)              Ms. Swanke was awarded a varying number of stock incentive units under the MSIP annually from 1996 to 2000.  4,598 stock incentive units will vest on July 2007 with a payout based upon a December 31, 2006 stock price of $27.78.  The actual payout will be calculated using an average of the month-end closing stock price for the three months preceding the payment date.

(15)              Ms. Swanke was awarded a varying number of stock incentive units under the MSIP annually from 1996 to 2000.  3,435 stock incentive units will vest on July 2008 with a payout based upon a December 31, 2006 stock price of $27.78.  The actual payout will be calculated using an average of the month-end closing stock price for the three months preceding the payment date.

(16)              Ms. Swanke was awarded a varying number of stock incentive units under the MSIP annually from 1996 to 2000.  2,327 stock incentive units will vest on July 2009 with a payout based upon a December 31, 2006 stock price of $27.78.  The actual payout will be calculated using an average of the month-end closing stock price for the three months preceding the payment date.

(17)              Ms. Swanke was awarded a varying number of stock incentive units under the MSIP annually from 1996 to 2000.  1,163 stock incentive units will vest on July 2010 with a payout based upon a December 31, 2006 stock price of $27.78.  The actual payout will be calculated using an average of the month-end closing stock price for the three months preceding the payment date.

(18)              Ms. Swanke was awarded these performance shares under the First Transition Cycle (2004-2006) pursuant to her Performance Shares Agreement.  These performance shares vested on December 31, 2006 and reflect a stock price for FAS 123R purposes of $28.59.  For 2006, based upon a January 31, 2007 stock price of $28.68, Ms. Swanke earned 3,441 performance shares valued at $98,688.

(19)              Ms. Swanke was awarded these performance shares under the Second Transition Cycle (2005-2007) pursuant to her Performance Shares Agreement.  These performance shares vest on December 31, 2007 and reflect a stock price for FAS 123R purposes of $24.80.

(20)              Ms. Swanke was awarded these performance shares under the 2006-2008 Cycle pursuant to her Performance Shares Agreement.  These performance shares vest on December 31, 2008 and reflect a stock price for FAS 123R purposes of $25.75.

(21)              Ms. Swanke earned $184,460 under the EICP for 2006.

(22)              Mr. Stephenson earned $85,300 for 2006 under the former LTIP program.  This is the second installment of a three-year payout and is included in the Summary Compensation Table.

(23)              Mr. Stephenson will receive $85,300 for 2007 under the former LTIP program.  This is the third installment of a three-year payout payable in 2008.

(24)              Mr. Stephenson was awarded these performance shares under the First Transition Cycle (2004-2006) pursuant to his Performance Shares Agreement.  These performance shares vested on December 31, 2006 and reflect a stock price for FAS 123R purposes of $28.59.  For 2006, based upon a January 31, 2007 stock price of $28.68, Mr. Stephenson earned 3,150 performance shares valued at $90,342.

(25)              Mr. Stephenson was awarded these performance shares under the Second Transition Cycle (2005-2007) pursuant to his Performance Shares Agreement.  These performance shares vest on December 31, 2007 and reflect a stock price for FAS 123R purposes of $24.80.

(26)              Mr. Stephenson was awarded these performance shares under the 2006-2008 Cycle pursuant to his Performance Shares Agreement.  These performance shares vest on December 31, 2008 and reflect a stock price for FAS 123R purposes of $25.75.

(27)              Mr. Stephenson received these restricted common shares as part of his incentive compensation for 2006.  These restricted common shares vest on February 1, 2008 and have a grant date stock price of $28.97.

(28)              Mr. Stephenson received these restricted common shares as part of his incentive compensation for 2006.  These restricted common shares vest on February 1, 2009 and have a grant date stock price of $28.97.

(29)              Mr. Stephenson received these restricted common shares as part of his incentive compensation for 2006.  These restricted common shares vest on February 1, 2010 and have a grant date stock price of $28.97.

(30)              Mr. Stephenson earned $188,321 under the EICP for 2006.

(31)              Mr. Wolff was awarded these performance shares under the First Transition Cycle (2004-2006) pursuant to his Performance Shares Agreement.  These performance shares vested on December 31, 2006 and reflect a stock price for FAS 123R purposes of $28.59.  For 2006, based upon a January 31, 2007 stock price of $28.68, Mr. Wolff earned 3,614 performance shares valued at $103,650.

(32)              Mr. Wolff was awarded these performance shares under the Second Transition Cycle (2005-2007) pursuant to his Performance Shares Agreement.  These performance shares vest on December 31, 2007 and reflect a stock price for FAS 123R purposes of $24.80.

(33)              Mr. Wolff was awarded these performance shares under the 2006-2008 Cycle pursuant to his Performance Shares Agreement.  These performance shares vest on December 31, 2008 and reflect a stock price for FAS 123R purposes of $25.75.

(34)              Mr. Wolff earned $151,309 under the EICP for 2006.

Messrs. Gillen, Stephenson, and Wolff, and Ms. Swanke each received performance shares under the LTIP program.  Awards under the LTIP program are conditioned upon the total shareholder return of the Company compared to a peer group of similarly-sized public utilities.  In addition, each officer must be employed by the Company or its subsidiaries at the end of each fiscal year in order to qualify for an LTIP award.  Each officer earns dividends only on awarded performance shares.  Mr. Stephenson also received an award of 3,000 restricted common shares under EPIP that vest ratably at 1,000 restricted common shares per year over the next three years.  Mr. Stephenson will receive cash dividends on the total award of 3,000 restricted common shares.  Mr. Stephenson’s opportunity to receive his restricted common shares and corresponding dividends is contingent upon his continued employment on each vesting date.  Mr. Barbas received an award of 19,000 restricted common shares under EPIP that vests according to the following schedule:  9,000 restricted common shares will vest on December 31, 2009 and 10,000 restricted common shares will vest on December 31, 2011.  Mr. Barbas will receive cash dividends on the total award of 19,000 restricted common shares.  Mr. Barbas’ opportunity to receive his restricted common shares and corresponding dividends is contingent upon his continued employment on each vesting date.

Messrs. Mahoney, Gillen, Stephenson, and Wolff and Ms. Swanke each received a cash award under the EICP.  The EICP is more thoroughly described in the “Compensation Discussion and Analysis” section beginning on page 17.  Under the EICP, a target amount is calculated based upon a percentage of the participant’s base salary.  The following targets were set for the above named executive officers: Mr. Mahoney-75%, Mr. Gillen-50%, Mr. Stephenson-50%, Mr. Wolff-40% and Ms. Swanke-40%.  Once that target amount is determined, a participant can earn an EICP award based upon a threshold of 50% of that target amount up to a maximum of 200% of that target amount.  The determination of the exact award paid out to a participant is made based upon the participant’s completion of certain corporate and individual/business unit goals.  As President and CEO, Mr. Mahoney had certain corporate goals while the remaining participants had a combination of corporate goals and individual/business unit goals.  For those individuals with both corporate and individual/business unit goals, the corporate goals had a 75% weighting and the individual/business unit goals had a 25% weighting.  Amounts paid to these participants varied based upon their target and the Company’s accomplishment of the corporate goals and the participant’s accomplishment of the individual/business unit goals.

Employment Agreements - Robert D. Biggs

Mr. Biggs was compensated during the first half of 2006 pursuant to his Amended and Restated Employment Agreement effective August 31, 2005.

Mr. Biggs served as the Chairman of the Board of Directors of DPL and DP&L from May 16, 2004 to June 30, 2006 and was appointed Executive Chairman of DPL and DP&L pursuant to an employment agreement dated July 21, 2004, and effective as of May 16, 2004, as amended, until his contract concluded on June 30, 2006.

Compensation and Indemnification

Mr. Biggs’ agreement, as amended, provided for (i) an annual base salary of $500,000; (ii) his eligibility to receive an annual bonus under the Management Incentive Compensation Plan (“MICP”) with a guaranteed minimum of at least $500,000; (iii) stock options to purchase 350,000 shares of Company common stock at an exercise price to be determined pursuant to our Stock Option Plan and that vested and became exercisable on June 30, 2006; and (iv) term life insurance policy with a death benefit of $1,000,000.  (We have satisfied this insurance obligation by purchasing a policy with a death benefit of $500,000 and self-insuring the balance.)  In addition, we provided Mr. Biggs with the use of corporate aircraft in connection with his travel between Dayton and his home in Florida and paid a tax gross-up in respect of such use.  Previously in October 2004, pursuant to his initial employment agreement, we awarded Mr. Biggs 200,000 options to purchase our common shares at an exercise price determined under the Stock Option Plan with half of the options vesting on May 16, 2005, and the balance vesting on May 16, 2006.

Further, Mr. Biggs retired as a Managing Partner of PricewaterhouseCoopers LLP (PwC) in 1999 and received retirement benefits from PwC which, if continued, could have affected whether PwC qualified as our independent auditing firm.  PwC was our and DP&L’s independent auditor until March 2003 and was required to give its consent to the filing of our 2003 Form 10-K.  In order for PwC to continue to qualify as an independent auditor, Mr. Biggs agreed to accept his retirement benefit from PwC in the form of an annuity which provides an annual retirement benefit that is $71,000 less than the amount he previously received from PwC directly.  To compensate Mr. Biggs for the resulting reduction in his PwC retirement benefits, we and DP&L purchased an annuity that pays Mr. Biggs $71,000 per year for life in addition to the compensation described above.  We and DP&L will also provide Mr. Biggs with gross-up payments for any income taxes incurred by him in connection with the annuity such that Mr. Biggs is in the same after-tax position as if no income taxes had been imposed.  Upon Mr. Biggs’ death, Mr. Biggs’ spouse will receive an annual amount equal to 30% of the total annuity payable to Mr. Biggs for life.  This arrangement is binding even though Mr. Biggs no longer serves as Executive Chairman.

Mr. Biggs’ agreement stated that we and DP&L will indemnify him against any and all losses, liabilities, damages, expenses (including attorney’s fees), judgments and amounts paid in settlement incurred by Mr. Biggs in connection with any claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including any action by or in the right of either us or DP&L, by reason of any act or omission to act in connection with the performance of his duties under the agreement to the full extent that we and DP&L are permitted to indemnify a director, officer, employee or agent against the foregoing under the respective Codes of Regulations of DPL and DP&L and Ohio law including without limitation, Section 1701.13(E) of the Ohio Revised Code.

Termination

If Mr. Biggs’ employment was terminated for any reason, Mr. Biggs’ agreement provided for (i) his annual base salary through the date of his termination and (ii) any accrued benefits under our and DP&L’s compensation or benefit plans or arrangements in accordance with their terms, including any unpaid bonuses payable in respect of a completed fiscal year.

If Mr. Biggs’ employment was terminated without cause prior to a change of control, in addition to the payments and benefits described above, Mr. Biggs’ agreement provided for (i) a lump sum cash payment equal to his annual base salary; (ii) any MICP amounts earned or otherwise payable as calculated under the agreement; (iii) continued benefits for up to one year after employment is terminated; and (iv) the vesting of all awarded stock options; provided that Mr. Biggs executed and delivered a release pursuant to which he fully and unconditionally released any claims that he may have had against us or DP&L.  Mr. Biggs’ employment contract, as amended, concluded on June 30, 2006 without a termination of employment.

Change of Control

If on June 30, 2006, we were in discussions with a potential acquirer relating to a transaction which could have resulted in a change of control, Mr. Biggs could have extended his employment contract for six-month successive periods.  If a change of control occurred while Mr. Biggs was employed by us, besides the amount he was to receive as set forth in the first paragraph above under “Termination,” Mr. Biggs’ agreement provided for (i) a lump sum cash payment equal to the sum of (a) 200% of the annual base salary plus an average of the sum of (A) $500,000 and (B) the award payment made to Mr. Biggs under the MICP for the three years preceding the date of termination or for the number of years he had participated in the MICP, if less than three, including any deferrals; (ii) any MICP amounts earned or otherwise payable as calculated under the agreement; (iii) a gross-up payment if any excise tax was imposed upon a change of control such that Mr. Biggs was in the same after-tax position as if no excise tax was imposed; (iv) the continuation of his benefits for up to three years following his termination; and (v) the vesting of all of his awarded stock options; provided that Mr. Biggs executed and delivered a release pursuant to which he fully and unconditionally released any claims that he may have had against us or DP&L.  If payments to Mr. Biggs were made under the first subparagraph above due to a change in control, Mr. Biggs was also to receive one-half of the amount calculated under the first subparagraph above in consideration of his compliance with certain non-compete and confidentiality provisions of his agreement.  Mr. Biggs’ employment contract, as amended, concluded on June 30, 2006 without a termination of employment pursuant to a change in control.

The passage of our comprehensive executive compensation and benefits program on February 23, 2006, did not impact Mr. Biggs’ Amended and Restated Employment Agreement or his Management Stock Option Agreements.

The following table sets forth a summary of all option and stock awards of the named executive officers that were outstanding as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year End 2006

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Paul M. Barbas	0	0	0	0.00		19,000	(2)	527,820	(4)	21,134		587,103
James V. Mahoney(1)	60,000	0	0	15.88	01/03/2013	0		—		0		—
James V. Mahoney	20,000	0	0	24.90	12/21/2014	0		—		0		—
Robert D. Biggs	200,000	0	0	20.94	05/16/2011	0		—		0		—
Robert D. Biggs	350,000	0	0	26.82	08/31/2008	0		—		0		—
John J. Gillen	20,000	10,000	0	25.00	12/29/2014	0		—		20,170	(6)	560,323
Patricia K. Swanke	50,000	0	0	29.63	01/01/2011	0		—		13,496	(6)	374,919
Gary G. Stephenson	0	0	0	0.00		3,000	(3)	86,910	(5)	12,354	(6)	343,194
W. Steven Wolff	0	0	0	0.00		0		—		14,172	(6)	393,698

(1)                      Mr. Mahoney forfeited 40,000 unvested options with an exercise price of $15.88 when he left the Company in October 2006.

(2)                      Mr. Barbas received 19,000 restricted common shares (grant date price of $27.12) from the Company as part of his compensation as the Company’s President and Chief Executive Officer.  Of the 19,000 restricted common shares awarded, 10,000 vest on December 31, 2011 and 9,000 vest on December 31, 2009, assuming Mr. Barbas is employed by the Company or its subsidiaries.

(3)                      Mr. Stephenson received 3,000 restricted common shares (grant date price of $28.97) as a part of his 2006 incentive compensation award.  Of the 3,000 restricted common shares awarded, 1,000 vest annually on February 1, 2008, 2009 and 2010, assuming Mr. Stephenson is employed by the Company or its subsidiaries.

(4)                      Mr. Barbas’ restricted shares were valued at market price as of December 31, 2006 of $27.78.

(5)                      Mr. Stephenson’s restricted shares were valued at market price as of date of grant of $28.97.

(6)                      This number represents a sum of the performance share targets covering both the Second Transition Cycle with a vesting date of December 31, 2007 and the 2006-2008 Cycle with a vesting date of December 31, 2008.

(7)                      Equity incentive plan awards were valued at market price as of December 31, 2006 of $27.78.

The following table sets forth a summary of all options exercised and stock vested and their respective value for the named executive officers during the fiscal year ended December 31, 2006.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(5) ($)
Paul M. Barbas(2)	N/A	N/A	0	0
James V. Mahoney(3)	0	0	0	0
Robert D. Biggs(4)	0	0	0	0
John J. Gillen	0	0	5,143	147,501
Patricia K. Swanke	0	0	3,441	98,688
Gary G. Stephenson	N/A	N/A	3,150	90,342
W. Steven Wolff	N/A	N/A	3,614	103,650

(1)                      This column depicts the performance shares awarded to selected recipients under the First Transition Cycle (2004-2006) pursuant to the Company’s LTIP program.

(2)                      Mr. Barbas is eligible to participate in the LTIP on a prorated basis beginning with the Second Transition Cycle (2005-2007).

(3)       Mr. Mahoney forfeited his LTIP award when he left the Company in October 2006.

(4)                      Mr. Biggs is not eligible to receive an award under the LTIP pursuant to his Amended and Restated Employment Agreement dated as of August 31, 2005 that concluded in June 2006.

(5)                      These performance shares were valued at market price as of January 31, 2007, the closing price of $28.68 on the day immediately preceding the award date.

Pension Benefits

The following table sets forth the estimated value of the benefits payable under The Dayton Power and Light Company Retirement Income Plan (the “Retirement Income Plan”) to the named executive officers at normal retirement age based upon years of credited service and final average annual compensation (base salary only) for the three highest years during the past five years.  Additionally, this table sets forth what payments, if any, have been made from the Retirement Income Plan during 2006.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Paul M. Barbas	DP&L Retirement Income Plan	0	$0		$0
James V. Mahoney	DP&L Retirement Income Plan	3	$84,710	(1)	$0
Robert D. Biggs	None	N/A	N/A	(2)	N/A
John J. Gillen	DP&L Retirement Income Plan	1	$15,566		$0
Patricia K. Swanke	DP&L Retirement Income Plan	15	$279,342		$0
Gary G. Stephenson	DP&L Retirement Income Plan	1	$9,216		$0
W. Steven Wolff	DP&L Retirement Income Plan	4	$94,046		$0

(1)                      Due to Mr. Mahoney’s departure from the Company in October 2006, he did not vest his benefits under the Retirement Income Plan and therefore relinquished all plan benefits.

(2)                      Pursuant to his Amended and Restated Employment Agreement dated as of August 31, 2005, Mr. Biggs is ineligible to earn or receive benefits under the Retirement Income Plan.

The Retirement Income Plan provides retirement benefits to employees of the Company who have attained age 21 and completed at least one year of service.  In general, named executive officers receive pension benefits in an amount equal to (a) 1.25% of the officer’s final average base salary plus .45% of the officer’s final average base salary in excess of his or her Social Security wages, multiplied by (b) the officer’s years of service (not exceeding 30 years).  Generally, an officer’s pension benefits vest 100% on his or her 65th birthday.   If an officer is no longer employed at the Company prior to 100% vesting in the Retirement Income Plan (five years), the officer forfeits any unvested portion of his or her pension benefits.  Generally, pension benefits under the Retirement Income Plan are paid in monthly installments upon retirement; however, such benefits may be paid in a lump sum depending on the amount of pension benefits available to the officer.   Officers have a right to choose a marriage option and if this option is chosen, pension benefits to the officer are reduced.

The following table sets forth a summary of all nonqualified deferred compensation for the named executive officers.  This table includes all contributions by the officer, under the Key Employees Deferred Compensation Plan discussed below, contributions by the Company under the SEDCRP discussed above in “Compensation, Discussion, and Analysis,” earnings on all contributions during 2006, under the Key Employees Deferred Compensation Plan discussed below, withdrawals by a named executive officer and the balance of each named executive officer’s nonqualified deferred compensation account as of December 31, 2006.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY		Registrant Contributions in Last FY(2)(3)	Aggregate Earnings in Last FY(4)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Paul M. Barbas	$0		$0	$0	$0	$0
James V. Mahoney	$375,731	(1)	$0	$98,107	$0	$749,291
Robert D. Biggs	$0		$0	$0	$0	$0
John J. Gillen	$0		$55,109	$0	$0	$55,109
Patricia K. Swanke	$0		$35,229	$54,430	$0	$576,856
Gary G. Stephenson	$0		$33,812	$0	$0	$33,812
W. Steven Wolff	$0		$31,867	$4,632	$0	$76,268

(1)             Of Mr. Mahoney’s $375,731 in executive contributions, $83,231 is included in his base salary compensation in the Summary Compensation Table.

(2)             All “Registrant Contributions” set forth in this column were calculated under the Company’s SEDCRP and are also reported as “All Other Compensation” in the Summary Compensation Table.

(3)             Vesting for the Company’s contribution to an executive officer’s SEDCRP account is based upon their years of service to the Company.  For 2006, only Ms. Swanke’s SEDCRP contribution is vested.

(4)             None of the aggregate earnings set forth in this table are included in the Summary Compensation Table because such aggregate earnings are not above-market earnings.

Deferred Compensation Distributions

We maintain a Key Employees Deferred Compensation Plan (the “DCP”) and a 1991 Amended Directors’ Deferred Compensation Plan (the “Directors’ DCP” and collectively with the DCP, the “Deferred Compensation Plans”) for certain officers, directors and other key employees.  The Deferred Compensation Plans generally enable participants to defer all or a portion of their cash compensation earned in a particular year.  If an individual elects to defer any amount, such deferred amounts are not reported as compensation in the year earned and are credited to the individual’s deferred compensation plan account.  We have provided for our obligations to participants through a trust.  Deferred compensation plan account balances accrue earnings based on the investment options selected by the participant.  Interest, dividends and market value changes are reflected in the individual’s deferred compensation plan account.  Deferred compensation plan account balances generally are paid following the termination of the participant’s employment with us, in a lump sum or over time as determined by the participant’s deferral election form, and in-service distributions generally are not allowed.  In certain circumstances the plan provides for a 10% penalty for early withdrawal.  Payments under the DCP are in cash or our common shares, provided that distributions attributable to investments in our common shares must be paid in common shares.  Certain purported amendments to the Deferred Compensation Plans purportedly made in December 2003 had the effect of eliminating some of these restrictions for certain former senior executives and enabling these former executive officers to receive cash distributions from their deferred compensation balances.  We have initiated legal proceedings challenging the validity of these purported amendments and the distributions.  (See “Certain Legal Proceedings.”)

We have also maintained a Management Stock Incentive Plan (the “MSIP” and together with the Deferred Compensation Plans, the “Plans”) for key employees selected by the Compensation Committee.  New awards under the MSIP were discontinued in 2000.  Under the MSIP, the Compensation Committee granted stock incentive units (“SIUs”) to MSIP participants, with each SIU representing one DPL common share.  SIUs were earned based on the achievement of performance criteria set by the Compensation Committee and vested over time (subject to acceleration of earning and vesting on the occurrence of certain events or at the discretion of our Chief Executive Officer or the Compensation Committee).  Earned SIUs were credited to a participant’s account under the MSIP and accrue dividends like our common shares.  Under the MSIP, earned and vested SIUs were to be paid in our common shares in a lump sum or over time as determined by the participant’s deferral election.

From 1996-2000 the Company awarded SIUs to selected management staff. Vesting for each series of SIUs awarded began in 2006 and continues through 2010. In July of each year from 2006 to 2010, the participants (which include Patricia K. Swanke) receive a cash payout of their vesting SIUs for that year.

We have initiated legal proceedings which challenge the validity of purported amendments to the MSIP and DCP.  (See “Certain Legal Proceedings.”)  Notwithstanding this challenge to the validity of the purported amendments to the Plans, we have accounted for the Plans as they have been administered.

We maintain a Supplemental Executive Retirement Plan (“SERP”).  In February 2000, the Compensation Committee approved certain modifications to the SERP.  We have initiated legal proceedings in which we challenge the validity of certain distributions relating to the SERP made to certain former executive officers.  (See “Certain Legal Proceedings.”)

Effective January 2006, we adopted the DPL Inc. Supplemental Executive Defined Contribution Retirement Plan to provide additional retirement benefits to select executives.  Initial deposits to the individual accounts of the named executive officers were made in February 2007 and are reflected in the “Nonqualified Deferred Compensation” table on page 40.

In September 2006, we adopted the DPL Inc. 2006 Deferred Compensation Plan for Executives to provide a select group of officers and certain key employees the opportunity to defer the receipt of base salary and incentive compensation.  This plan is intended to be the successor to the Key Employees Deferred Compensation Plan and deferrals made after December 2006 shall be made under this new plan.  Under the DPL Inc. 2006 Deferred Compensation Plan for Executives, a participant has the opportunity to defer a portion of base salary and/or incentive compensation pursuant to an annual deferral election form.  Amounts deferred are credited to an account for the participant and hypothetical investments are made and credited as designated by the participant.  DPL stock is not an eligible investment option.  Interest, dividends and market value changes are reflected in the individual’s deferred compensation plan account.  Payments to participants occur upon termination of employment generally due to retirement, death or disability and are payable in a lump sum or in installments over a period of up to 20 years pursuant to the participant’s deferral election form.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2006, with respect to our equity compensation plans under which shares of our equity securities may be issued.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plan approved by security holders:

DPL Inc. Stock Option Plan (1)	5,091,500	(2)	$21.95	1,528,500

DPL Inc. 2006 Equity and Performance and Incentive Plan (EPIP)(3)
Long Term Incentive Plan – Performance Shares (LTIP)	154,768		N/A

Restricted Stock	19,000		N/A
				4,326,232
Equity compensation plans not approved by security holders:

Directors’ Deferred Stock Compensation Plan (1)	373,960		N/A	See Notes (4) and (5)

Management Stock Incentive Plan (2)	1,285,341	(2)	N/A	See Notes (5) and(6)

Total	6,923,569			5,854,732

(1)

With the approval of the EPIP by shareholders on April 26, 2006, the Company announced its intention that no new awards would be granted under the DPL Inc. Stock Option Plan. Shares relating to awards that are forfeited or terminated under the DPL Inc. Stock Option Plan may be granted.

(2)

Included under both the Stock Option Plan and the Management Stock Incentive Plan are options and SIUs awarded to Peter H. Forster, former Chairman; Stephen F. Koziar, Jr., former President and Chief Executive Officer; and Caroline E. Muhlenkamp, former Group Vice President and interim Chief Financial Officer. We have initiated legal proceedings challenging the validity of certain options and SIUs awarded and seeking forfeiture.

(3)

Shares issued upon achievement of required performance conditions and restricted shares will be issued from treasury stock. DPL believes it has sufficient treasury stock to satisfy all outstanding performance shares and restricted shares.

(4)

The Directors’ Deferred Stock Compensation Plan (the “Directors’ Stock Plan”) provided for the annual award of our common shares to non-employee directors for services as a director. All shares awarded under the Directors’ Stock Plan are transferred to the Master Trust. The Directors’ Stock Plan does not have a stated maximum number of shares.

(5)

We have provided for our obligations under the Directors’ Deferred Stock Compensation Plan and the Management Stock Incentive Plan by market purchases of our common shares by the Master Trust. Accordingly, issuance of shares to directors or executives under these plans will not increase the number of our common shares issued.

(6)

The Management Stock Incentive Plan provided for the award of Stock Incentive Units (“SIUs”) to executives. Earning of SIUs was dependent on the achievement of long-term incentives, including our performance over various performance periods. For each SIU that was earned and vested, a participant received the equivalent of one DPL common share plus dividend equivalents from the date of award. New awards under the Management Stock Incentive Plan were discontinued in 2000 upon approval of our Stock Option Plan.

Post-Employment Payments

The following two tables set forth the post-employment payments that each named executive officer could receive once employment with the Company has terminated.  The first table sets forth how prior award and existing rights under our existing plans covering post-employment benefits would be handled.  In many cases, each named executive officer is treated identically with the exception of how the CEO is treated in a Change of Control setting.

All payments to current named executive officers are made pursuant to the Severance Pay and Change of Control Plan, effective as of January 1, 2006.  Assuming severance occurs other than for cause and other than due to a Change of Control, each named executive officer shall receive his or her base salary and EICP at 100% of target ratably every two weeks over a 12 month period following the date of termination, assuming there are no IRS restrictions impacting those distributions.  In a Change of Control setting, each named executive officer receives an applicable multiple (two times for each named executive officer and three times for the CEO) of his or her base salary, EICP, as well as the same multiple amount for the perquisite allowance, SEDCRP and a prorated amount of the LTIP award to the date of termination.  Such amounts in a Change of Control setting shall be payable in a lump sum, assuming there are no IRS restrictions impacting such distributions.  Whether or not in a Change of Control setting, no payment shall be made unless the impacted named executive officer signs a release that contains confidentiality and non-disparagement covenants and agrees to a non-solicitation clause that prohibits the solicitation of Company employees and customers for two years after termination.

The second table sets forth the detail of the value of all post-employment benefits payable to each named executive officer on a per compensation item basis.

Other Potential Post-Employment Payments

Benefit	Voluntary	For Cause	Death	Disability	Without Cause	Change of Control and Termination (1)
Cash Severance	None	None	None	None	Base &	CEO 3X
					Bonus	Officers 2X
Others 1X
Cash Awards (former LTIP & EICP)	None	None	Pro Rata	Pro Rata	Pro Rata	CEO 3X
Officers 2X

Equity Awards
Restricted Stock	Forfeited	Forfeited	Vests	Vests	Forfeited	Vests
LTIP Award	Forfeited	Forfeited	Pro Rata	Pro Rata	Pro Rata	Pro Rata
Unexercisable Options	If Vested	Forfeited	If Vested	If Vested	If Vested	Vests

Retirement Benefits
Defined Benefit (DB) Plan	If Vested	If Vested	If Vested	If Vested	If Vested	If Vested
DB Plan (Pension Restoration)	If Vested	If Vested	If Vested	If Vested	If Vested	If Vested
Defined Contribution (DC) Plan(ESOP)	If Vested	If Vested	If Vested	If Vested	If Vested	If Vested
DC Plan (new SEDCRP)	If Vested	If Vested	Vests	Vests	If Vested	CEO 3X
Officers 2X
Retiree Medical	None	None	None	None	None	None

Unvested Deferred Compensation (SIUs)	Forfeited	Forfeited	Vests	Vests	Forfeited	Vests
Other Benefits
Health & Welfare	None	None	None	None	None	CEO 3X
Officers 2X
Tax Gross-Ups	None	None	None	None	None	Excess
Parachute
Insurance Policies	None	None	None	None	None	None

(1)	This column and the “Change in Control” column in the next table presume a change of control and subsequent termination by the impacted officer.

Other Potential Post-Employment Payments 2006 — Detail

Benefit	Voluntary	For Cause	Death	Disability	Without Cause	Change in Control
Cash Severance
Paul M. Barbas	$0	$0	$0	$0	$251,538	$304,614
John J. Gillen	$0	$0	$0	$0	$755,038	$999,584
Patricia K. Swanke	$0	$0	$0	$0	$452,460	$720,460
Gary G. Stephenson	$0	$0	$0	$0	$611,620	$779,020
W. Steven Wolff	$0	$0	$0	$0	$430,558	$709,808
Cash LTIP Award (MICP)
Paul M. Barbas	$0	$0	$0	$0	$0	$0	(1)
John J. Gillen	$0	$0	$425,192	$425,192	$339,892	$415,146
Patricia K. Swanke	$0	$0	$184,460	$184,460	$184,460	$214,400
Gary G. Stephenson	$0	$0	$358,921	$358,921	$273,621	$337,999
W. Steven Wolff	$0	$0	$151,309	$151,309	$151,309	$223,400
Equity Award — Restricted Stock
Paul M. Barbas	$0	$0	$527,820	$527,820	$0	$527,820	(2)
John J. Gillen	$0	$0	$0	$0	$0	$0	(2)
Patricia K. Swanke	$0	$0	$0	$0	$0	$0	(2)
Gary G. Stephenson	$0	$0	$83,340	$83,340	$0	$83,340	(2)
W. Steven Wolff	$0	$0	$0	$0	$0	$0	(2)
Equity Award — LTIP Award
Paul M. Barbas	$0	$0	$59,390	$59,390	$59,390	$59,390
John J. Gillen	$0	$0	$489,563	$489,563	$489,563	$489,563
Patricia K. Swanke	$0	$0	$327,573	$327,573	$327,573	$327,573
Gary G. Stephenson	$0	$0	$299,855	$299,855	$299,855	$299,855
W. Steven Wolff	$0	$0	$343,981	$343,981	$343,981	$343,981
Equity Award — Unexercisable Options
Paul M. Barbas	$0	$0	$0	$0	$0	$0	(2)
John J. Gillen	$0	$0	$0	$0	$0	$27,800	(2)
Patricia K. Swanke	$0	$0	$0	$0	$0	$0	(2)
Gary G. Stephenson	$0	$0	$0	$0	$0	$0	(2)
W. Steven Wolff	$0	$0	$0	$0	$0	$0	(2)
Retirement Benefits — DB Plan
Paul M. Barbas	$0	$0	$0	$0	$0	$0
John J. Gillen	$0	$0	$0	$0	$0	$0
Patricia K. Swanke	$279,342	$279,342	$279,342	$279,342	$279,342	$279,342
Gary G. Stephenson	$0	$0	$0	$0	$0	$0
W. Steven Wolff	$94,046	$94,046	$94,046	$94,046	$94,046	$94,046
Retirement Benefits — DB Plan (Pension Restoration)
Paul M. Barbas	$0	$0	$0	$0	$0	$0
John J. Gillen	$0	$0	$0	$0	$0	$0
Patricia K. Swanke	$0	$0	$0	$0	$0	$0
Gary G. Stephenson	$0	$0	$0	$0	$0	$0
W. Steven Wolff	$0	$0	$0	$0	$0	$0
Retirement Benefits — DC Plan (ESOP)
Paul M. Barbas	$0	$0	$0	$0	$0	$0
John J. Gillen	$0	$0	$0	$0	$0	$0
Patricia K. Swanke	$135,150	$135,150	$135,150	$135,150	$135,150	$135,150
Gary G. Stephenson	$0	$0	$0	$0	$0	$0
W. Steven Wolff	$16,703	$16,703	$16,703	$16,703	$16,703	$16,703
Retirement Benefits DC Plan (New SEDCRP)
Paul M. Barbas	$0	$0	$0	$0	$0	$0
John J. Gillen	$0	$0	$55,109	$55,109	$0	$110,218
Patricia K. Swanke	$35,229	$35,229	$35,229	$35,229	$35,229	$70,458
Gary G. Stephenson	$0	$0	$33,812	$33,812	$0	$67,624
W. Steven Wolff	$31,867	$31,867	$31,867	$31,867	$31,867	$63,734
Unvested Deferred Compensation (SIUs)
Paul M. Barbas	$0	$0	$0	$0	$0	$0
John J. Gillen	$0	$0	$0	$0	$0	$0
Patricia K. Swanke	$0	$0	$320,108	$320,108	$0	$320,108
Gary G. Stephenson	$0	$0	$0	$0	$0	$0
W. Steven Wolff	$0	$0	$0	$0	$0	$0
Other Benefits — Health & Welfare
Paul M. Barbas	$0	$0	$0	$0	$0	$85,200
John J. Gillen	$0	$0	$0	$0	$0	$56,800
Patricia K. Swanke	$0	$0	$0	$0	$0	$56,800
Gary G. Stephenson	$0	$0	$0	$0	$0	$56,800
W. Steven Wolff	$0	$0	$0	$0	$0	$56,800
Excise Tax — Section 280G
Paul M. Barbas	$0	$0	$0	$0	$0	$0	(3)
John J. Gillen	$0	$0	$0	$0	$0	$0	(3)
Patricia K. Swanke	$0	$0	$0	$0	$0	$649,876	(3)
Gary G. Stephenson	$0	$0	$0	$0	$0	$0	(3)
W. Steven Wolff	$0	$0	$0	$0	$0	$0	(3)
Total
Paul M. Barbas	$0	$0	$587,210	$587,210	$310,928	$977,024
John J. Gillen	$0	$0	$969,864	$969,864	$1,584,493	$2,099,111
Patricia K. Swanke	$449,721	$449,721	$1,281,862	$1,281,862	$1,414,214	$2,596,426
Gary G. Stephenson	$0	$0	$775,928	$775,928	$1,185,096	$1,624,638
W. Steven Wolff	$142,616	$142,616	$637,906	$637,906	$1,068,464	$1,508,472
	$592,337	$592,337	$4,252,770	$4,252,770	$5,563,195	$9,203,293

(1)

Mr. Barbas was ineligible to receive benefits under the EICP for 2006.  His receipt of EICP benefits beginning in 2007 will likely have a significant impact on his Change of Control Section 280G calculation.

(2)	The Change of Control Section 280G calculation presumes a cash liquidation of this equity award versus a conversion of such equity into a similar holding in a successor entity.
(3)

Executive officers who receive benefits within the change of control provisions under the Executive Severance Pay and Change of Control Plan are subject to non-solicitation and other restrictive covenants.  Since the Company expects to enforce these restrictive covenants in a change of control setting, under Section 280G the magnitude of the excise tax may be reduced.

Compensation Committee Interlocks and Insider Participation

Paul R. Bishop, Chair; W August Hillenbrand, Vice Chair; Barbara S. Graham; Glenn E. Harder and Lester L. Lyles, the current members of the Compensation Committee (the “Committee”), have no interlocking relationship with the Board of Directors of the Company, any member of the Compensation Committee of the Company or any of the Company’s executive officers, nor has any such interlocking relationship existed in the past.  Similarly, the Committee does not have an interlocking relationship with the board of directors, compensation committee or executive officers of any other company nor has any such interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer or security holder who is known to us to own of record or beneficially more than five percent of our common securities, or any member of the immediate family of such director, executive officer or security holder, entered into or proposes to enter into a transaction or series of transactions in which we are, or one of our subsidiaries is, a party and the amount involved exceeds $75,000 and we have, or one of our subsidiaries has, a direct or indirect material interest.

The Company has a written policy with respect to the review, approval and ratification of “related person” transactions as defined below.  This policy applies to any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which (i) the aggregate amount involved will or may be expected to exceed $75,000 in any fiscal year; (ii) the Company is a participant and (iii) any “related person” (defined as a director, director nominee, an executive officer or someone who owns more than 5% of our common shares, or an immediate family member of any of the foregoing persons, with certain exceptions) has or will have a direct or indirect interest.  Under the policy, the Company’s Governance Counsel will determine whether a transaction meets the definition of a related person transaction that will require review by the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee will review all related person transactions referred to them and, based on the relevant facts and circumstances, will decide whether or not to approve such transactions.  Only those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders will be approved.  If the Company becomes aware of an existing related person transaction that was not approved under this policy, the matter will be referred to the Nominating and Corporate Governance Committee and it will evaluate all options available, including ratification, amendment or termination of the transaction.

The Company has determined that, under the policy, the following types of transactions will be deemed to be pre-approved: (i) employment of an executive officer if the related compensation is required to be reported in the Company’s proxy statement; (ii) employment of an executive officer if he or she is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company’s proxy statement if he or she was a “named executive officer” and the Company’s Compensation Committee approved (or recommended that the Board approve) such compensation; (iii) compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement; (iv) any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis; (v) any transaction involving competitive bids; (vi) any transaction in which the rates or charges incurred are subject to governmental regulation and (vii) any transaction involving bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

CERTAIN LEGAL PROCEEDINGS

On August 24, 2004, DPL, and its subsidiaries DP&L and MVE, filed a Complaint (and subsequently, amended complaints) against Mr. Forster, Ms. Muhlenkamp and Mr. Koziar (the Defendants) in the Court of Common Pleas of Montgomery County, Ohio asserting legal claims against them relating to the termination of the Valley Partners Agreements, challenging the validity of the purported amendments to the deferred compensation plans and to the employment and consulting agreements including MVE incentives, with the Defendants, and the propriety of the distributions from the plans to the Defendants, and alleging that the Defendants breached their fiduciary duties and breached their consulting and employment contracts.  DPL, DP&L and MVE seek, among other things, damages in excess of $25,000, disgorgement of all amounts improperly withdrawn by the Defendants from the plans and a court order declaring that DPL, DP&L and MVE have no further obligations under the consulting and employment contracts due to those breaches.

The Defendants have filed their answers (and subsequently, amended answers) denying liability and filed counterclaims (and subsequently, amended counterclaims) against DPL, DP&L, MVE, various compensation plans (the Plans), and current and former employees and current and former members of our Board of Directors.  These counterclaims, as amended, allege generally that DPL, DP&L, MVE, the Plans and the individual defendants breached the terms of the employment and consulting contracts of the Defendants, and the terms of the Plans.  They further allege theories of breach of fiduciary duty, breach of contract, promissory estoppel, tortious interference, conversion, replevin and violations of ERISA under which they seek distribution of deferred compensation balances, conversion of stock incentive units, exercise of options and payment of amounts allegedly owed under the contracts and the Plans.  Defendants’ counterclaims also demand payment of attorneys’ fees.

On March 15, 2005, Mr. Forster and Ms. Muhlenkamp filed a lawsuit in New York state court against the purchasers of the private equity investments in the financial asset portfolio and against outside counsel to DPL and DP&L concerning purported entitlements in connection with the purchase of those investments.  DPL, DP&L and MVE are not defendants in that case; however, DPL, DP&L and MVE are parties to an indemnification agreement with respect to the purchaser defendants.  On August 18, 2005, the Ohio court issued a preliminary injunction against Mr. Forster and Ms. Muhlenkamp that precludes them from pursuing certain key issues raised by Mr. Forster and Ms.

Muhlenkamp in their New York lawsuit that are identical to the issues raised in the pending Ohio lawsuit in the New York court or any other forum other than the Ohio litigation.  In addition, the New York court has stayed the New York litigation pending the outcome of the Ohio litigation.  Mr. Forster and Ms. Muhlenkamp have appealed the preliminary injunction and the appeal is pending at the Ohio Supreme Court.

The trial commencement date for this case is set for April 30, 2007.

Cumulatively through December 31, 2006, we have accrued for accounting purposes, obligations of approximately $56 million to reflect claims regarding deferred compensation, estimated MVE incentives and/or legal fees that Defendants assert are payable per contracts.  We dispute Defendants’ entitlement to any of those sums and any other sums the Defendants are due them and, as noted above, we are pursuing litigation against them contesting all such claims.

On or about June 24, 2004, the SEC commenced a formal investigation into the issues raised by a Company employee regarding many of the issues raised in our litigation against the Defendants (the “Memorandum”).  Although the SEC has not taken any significant action in furtherance of their investigation during 2006, we stand ready to cooperate with their investigation.

On May 28, 2004, the U.S. Attorney’s Office for the Southern District of Ohio, assisted by the Federal Bureau of Investigation, notified us that it has initiated an inquiry involving the subject matters covered by our internal investigation.  We are cooperating with this investigation.  Although the U.S. Attorney’s office and the FBI have not taken any significant action in furtherance of their investigation during 2006, we stand ready to cooperate with their investigation.

On June 24, 2004, the Internal Revenue Service (IRS) began an audit of tax years 1998 through 2003 and issued a series of data requests to us including issues raised in the Memorandum.  The staff of the IRS requested that we provide certain documents, including but not limited to, matters concerning executive/director deferred compensation plans, management stock incentive plans and MVE financial statements.  On September 1, 2005, the IRS issued an audit report for tax years 1998 through 2003 that showed proposed changes to our federal income tax liability for each of those years.  The proposed changes resulted in a total tax deficiency, penalties and interest of approximately $23.9 million as of December 31, 2005.  On November 4, 2005, we filed a written protest to one of the proposed changes.  On April 3, 2006, the IRS conceded the proposed changes that we filed a written protest to and issued a revised audit report for tax years 1998 through 2003.  The revised audit report resulted in a total tax deficiency, penalties and interest of approximately $1.2 million.  We had previously made a deposit with the IRS of approximately $1.3 million that we requested on April 14, 2006 be applied to offset the $1.2 million tax deficiency, penalties and interest for tax years 1998 through 2003.  The Joint Committee on Taxation completed its review of the revised audit report for tax years 1998 through 2003 and sent us a letter dated June 16, 2006 stating that it took no exception to the revised audit report.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee serves as an independent and objective committee to provide oversight of our financial accounting and reporting processes, system of internal controls and compliance with laws and regulations.  The Audit Committee is governed by a written charter that has been approved and adopted by the Board of Directors.

The Audit Committee of our Board of Directors is currently comprised of five independent directors.  The Board has determined that each member of the Audit Committee is an “independent director” as defined in Section 303A.02 of the NYSE listing standards and meets the independence requirements contained in Rule 10A-3(b)(1) of the Exchange Act.  In addition, the Board of Directors has determined that each member of the Audit Committee meets the NYSE standards of financial literacy.  Moreover, in accordance with the listing standards of the NYSE, the Board of Directors has determined that at least two members of the Audit Committee have accounting or related financial management experience and that Mr. Harder and Ms. Graham meet the definition of an “audit committee financial expert” based on the criteria set forth by the SEC and are “independent” under applicable NYSE listing standards and SEC rules.

Pursuant to Section 303A.07 of the NYSE listing standards and the Charter of the Audit Committee, no director may serve as a member of the Audit Committee if he or she serves on the audit committees of more than three other public companies, unless the Board of Directors determines that such simultaneous service would not impair such director’s ability to serve effectively on the Audit Committee.  We have determined that each member of the Audit Committee is in compliance with this NYSE listing standard and the Audit Committee Charter.

Our management has primary responsibility for our reporting process and for preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.  Our independent auditors, KPMG LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.  The Audit Committee reviewed the audited financial statements and had discussions with management and KPMG LLP.  Additionally, the Audit Committee held discussions with KPMG LLP on matters required by Statement on Auditing Standards No. 61.  The Audit Committee received from KPMG LLP written disclosure and a letter regarding its independence as required by Independence Standards Board Standard No. 1.  This information was discussed with KPMG LLP.

Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2006, be included in the DPL Inc. Annual Report on Form 10-K.

This Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

DPL Audit Committee

Glenn E. Harder, Chair

Barbara S. Graham, Vice Chair
Ernie Green

W August Hillenbrand
Ned J. Sifferlen

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE

REGULATIONS OF DPL INC. REGARDING

MAJORITY VOTE ALTERNATIVE

FOR THE ELECTION OF DIRECTORS

On July 26, 2006, the Board unanimously approved and adopted, subject to the approval of our shareholders at the 2007 Annual Meeting, an amendment to the Regulations of DPL Inc.  If approved, this amendment would change how members of the Board of Directors are elected.  As proposed, if a member of the Board of Directors fails to secure a majority of the votes cast in an uncontested election, that member shall tender his or her resignation to the Board of Directors, subject to the review and acceptance of the resignation by the Board itself.

The proposed amendment to the Regulations of DPL Inc. is a new section to be designated Article II, Section 9.  Following is the proposed amendment set forth in italics:

SECTION 9. If, in any uncontested election of directors of the Company, a director nominee has a greater number of votes “withheld” from his or her election than votes cast “for” his or her election, such director nominee shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of the Board of Directors. A vote will be considered “withheld” from a director nominee, if a shareholder withheld authority to vote for such director nominee in any proxy granted by such shareholder in accordance with instructions contained in the proxy statement or accompanying proxy card circulated for the meeting of shareholders at which the election of directors is to be held. The Nominating and Corporate Governance Committee will then promptly evaluate all relevant factors relating to the election results, including, but not limited to: (i) the underlying reasons why a majority of affirmative votes was not received (if ascertainable), (ii) the director’s background, experience and qualifications, (iii) the director’s length of service on the Board of Directors and contributions to the Company, and (iv) whether the director’s service on the Board of Directors is consistent with applicable regulatory requirements, listing standards, the Company’s Corporate Governance Guidelines and the corporate governance guidelines of independent advisory firms such as Institutional Shareholder Services.

Subject to any applicable legal or regulatory requirements, the Nominating and Corporate Governance Committee shall, within ninety (90) days of the date on which certification of the stockholder vote is made, decide whether to accept the resignation, reject the resignation or, if appropriate, conditionally reject the resignation and retain the director in office only if the underlying causes of the withheld votes can be promptly and completely cured. A full explanation of the Nominating and Corporate Governance Committee’s decision will be promptly publicly disclosed in a periodic or current report filed with the Securities and Exchange Commission. Any director who tenders his or her resignation pursuant to this Section 9 and any non-independent director will not participate in the deliberations and decisions made hereunder. This resignation policy shall be described in the Company’s proxy statement each year.

THE BOARD RECOMMENDS A VOTE “FOR” THE ABOVE AMENDMENT TO THE DPL INC. REGULATIONS FOR THE FOLLOWING REASONS:

The Board of Directors believes that the proposed combination of a plurality vote standard and a director resignation policy will increase director accountability to shareholders.  Under this proposed policy, directors would be elected by plurality of the votes cast at a meeting of shareholders in accordance with the laws of the State of Ohio, but if a director receives more “withheld” votes than “for” votes, the director must tender his or her resignation for consideration by the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee of the Board will evaluate the circumstances for a Board member’s or a Board nominee’s failure to receive a majority of the votes cast and determine if the cause of such withheld votes can be cured.  This review will entail an analysis of why votes were withheld, a review of the director’s or director nominee’s credentials and experience, the director’s service (if any) to the Company and whether that service is consistent with applicable regulations, listing standards, our Corporate Governance Guidelines and the guidelines of other independent advisory firms.  Within 90 days of the vote, the Nominating and Corporate Governance Committee must render its decision to either accept or reject the impacted director’s or director nominee’s resignation and that decision must be subsequently published in a report to the Securities and Exchange Commission.

It is important to note that all members of the Nominating and Corporate Governance Committee are independent and will be required to determine whether or not to accept such director’s resignation consistent with their fiduciary duties to shareholders.

Pursuant to the proposed new policy, a vote “withheld” from a director nominee will no longer be a wasted vote—shareholders would be able to effectively use the “withheld” vote to voice their discontent about an incumbent director and prompt the Nominating and Corporate Governance Committee to carefully determine whether to accept his or her resignation.  As a result, your Board of Directors believes that directors will be more accountable to the Company’s shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ABOVE AMENDMENT TO THE REGULATIONS OF DPL INC.

PROPOSAL 3

SHAREHOLDER PROPOSAL

ON

EXECUTIVE BONUSES

The following shareholder proposal was submitted by Donald Moberly (the “Proponent”), with an address of 1308 Fairway Court, Miamisburg, Ohio 45342-3320, as the beneficial owner of 10,800 shares of the Company’s common stock.  If the Proponent, or a representative of the Proponent who is qualified under Ohio law, is present at the Annual Meeting and submits such proposal for a vote, then the proposal will be voted on.  In accordance with federal securities regulations, we have included the shareholder proposal exactly as submitted by the Proponent.  The Proponent did not submit a separate supporting statement for his proposal, so we have included the balance of his letter to the Company as his supporting statement.  To ensure that readers can easily distinguish between material provided by the Proponent and material provided by the Company, material provided by the Proponent is shown in italics.

Proposal:

It is my strongest recommendation, (under rule 14A-8) that Bonuses and pay raises for officers and executives SHOULD be based on performance.

As a benchmark for performance, if you haven’t made money for the owners (shareholders) of the company, by either increasing dividends or growing the value of the stock, you haven’t earned any pay increases.

The board is negligent in their responsibilities to the shareholders, whom they have a sworn duty to represent.

To make it simple enough that all can understand, Its time the owners of the company got their share of the profits.

THE BOARD RECOMMENDS A VOTE “AGAINST” THE ABOVE PROPOSAL FOR THE FOLLOWING REASONS:

The Board believes that there should be a strong link between executive compensation and current and long-term levels of Company performance.  Accordingly, as described above in the Executive Incentive Compensation Program within the Compensation Discussion and Analysis, bonuses are currently awarded based on the achievement of specific predetermined operating and management goals each year.  The Compensation Committee sets target incentive awards using general industry or utility median levels and establishes the Company’s performance goals which relate to items such as Company earnings, cash flow, managing and operating capital budgets, optimizing operating efficiency, managing fuel costs and ensuring customer satisfaction.  The Compensation Committee has designed performance goals such that achievement of those goals provides the Company with the best opportunity to realize increasing earnings over time.  In other words, the individual and corporate performance goals that were set in 2006 and the prospective goals for 2007 are tightly linked with the broader Company goal of consistent earnings growth over time.  The Company’s bonus policies and salary administration programs are designed to support performance goals that give the Company the best chance to realize stock appreciation over time and provide the foundation for considering dividend increases.  The Company’s bonuses are therefore already based on performance of the executive officers.  Accordingly, the Board believes that the Company’s bonus policies are fair and appropriate and that this proposal is unnecessary.

This proposal is also vague because it does not offer shareholders or the Company any guidance, explanations or calculations on how to implement the proposal.  Due to this vagueness, even if this proposal receives shareholder approval, the Board and management would be unclear about how to change the Company’s current bonus policies or target goals to implement the proposal.  The Board therefore cannot guarantee that shareholders who approve of this proposal in principle would approve of or be satisfied with how the Board chooses to respond.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.  PROXIES SOLICITED BY THE BOARD WILL BE VOTED “AGAINST” THIS SHAREHOLDER PROPOSAL UNLESS A SHAREHOLDER SPECIFIES OTHERWISE IN THE PROXY.

PROPOSAL 4

SHAREHOLDER PROPOSAL

ON

MAJORITY VOTE REINCORPORATION PROPOSAL

The following proposal was submitted by the Massachusetts State Carpenters Pension Fund (the “Proponent”), with an address of 350 Fordham Road, Wilmington, Massachusetts 01887, as the beneficial owner of approximately 2,300 shares of the Company’s common stock.  If the Proponent, or a representative of the Proponent who is qualified under Ohio law, is present at the Annual Meeting and submits such proposal for a vote, then the proposal will be voted on.  In accordance with federal securities regulations, we have included the shareholder proposal exactly as submitted by the Proponent.  The Proponent submitted a separate supporting statement for its proposal, so we have included this supporting statement.  To ensure that readers can easily distinguish between material provided by the Proponent and material provided by the Company, material provided by the Proponent is shown in italics.

Proposal:

Resolved:  That the shareholders of DPL Inc. (“Company”) hereby request that the Board of Directors take the measures necessary to change the Company’s jurisdiction of incorporation from Ohio to Delaware, so as to enable the Company to establish a majority vote standard for the election of directors.

Supporting Statement:  Our Company is incorporated in Ohio.  Ohio law mandates a plurality vote standard for the election of directors.  Specifically, the law states that “at all elections of directors, the candidates receiving the greatest number of votes shall be elected.” (Ohio Revised Code, 1701.55 (B)).

This proposal requests that the Board reincorporate the Company under Delaware state corporate law, which provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). Reincorporation would allow the Company’s board of directors and its shareholders to take actions to establish a majority vote standard for the election of directors.  Under Delaware law, the Company’s board would have the power to change the bylaws or initiate a change to the certificate of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.  Likewise, shareholders on their own initiative would be able to propose and vote on a bylaw provision to establish a majority vote standard in director elections.

Our Company’s Board and shareholders should have the flexibility to choose the election standard that best serves the interests of the Company and its shareholders.  Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.  A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected.  The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot.

We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and the entire board.  It would provide shareholders a meaningful role in the director election process, enhance director accountability, strengthen the director nomination process, and improve the operations of our company.

In response to strong shareholder support for a majority vote standard in director elections, an increasing number of companies, including Intel, Dell, Motorola, Wal-Mart, Texas Instruments, Safeway, Home Depot, Gannett, and Supervalu, have adopted a majority vote standard in company bylaws.  We encourage our Company to take the important first step in joining these companies by reincorporating in Delaware, so as to provide the Board and shareholders the right to adopt a majority vote standard.

We urge your support for this important director election reform.

THE BOARD RECOMMENDS A VOTE “AGAINST” THE ABOVE PROPOSAL FOR THE FOLLOWING REASONS:

The Board believes that it is in the best interests of the Company and its shareholders to remain incorporated in the State of Ohio where it has been incorporated since 1985 and DP&L, the Company’s operating subsidiary, has been incorporated since 1911.  DP&L’s operations are confined solely to the State of Ohio and are regulated by the Public Utilities Commission of Ohio.  As an Ohio public utility, DP&L is required to be incorporated in the State of Ohio.

The Board also believes that the proposed reincorporation is unnecessary to achieve the results desired by the Proponent.  The Proponent’s proposal requests that the Company reincorporate in Delaware so that shareholders can adopt a majority vote standard for the election of directors.  The Proponent states that replacing the Company’s current plurality vote standard with a majority vote standard would “provide shareholders a more meaningful role in the director election process” and “enhance director accountability.”  As described above on pages [50-51] and below, however, the Board believes that if Proposal 2, regarding the inclusion of a majority vote alternative in the Company’s Regulations, is approved, such new Regulation would accomplish these same goals without requiring the Company to leave its home state.

On July 26, 2006, the Board approved and adopted, subject to shareholder approval, an amendment to the Company’s Regulations that would incorporate a director resignation policy, requiring directors who receive more “withheld” votes than “for” votes to submit their resignation for consideration by the Nominating and Corporate Governance Committee.  This same provision was also added to the Company’s Corporate Governance Guidelines and is similar to the majority vote alternatives that many other large corporations have adopted, including Pfizer Inc. and The Walt Disney Company.  Pursuant to the proposed policy, the director nominees who receive the greatest number of votes would be elected in accordance with the laws of the State of Ohio, but if a director receives more “withheld” votes than “for” votes, the director must tender his or her resignation for consideration by the Nominating and Corporate Governance Committee, which is comprised solely of independent directors who must act consistent with their fiduciary duties to shareholders.  As a result, unlike a pure plurality vote standard, if the Company’s proposed policy is approved by shareholders, a “withheld” vote would no longer be a wasted vote—shareholders would be able to effectively use the “withheld” vote to voice their discontent about an incumbent director or director nominee and prompt the Nominating and Corporate Governance Committee to carefully consider whether to accept his or her mandatory resignation.  The Board therefore believes that directors would be more accountable to the Company’s shareholders.

The Board also believes that this shareholder proposal is against the best interests of the Company’s shareholders because a reincorporation in Delaware will strip the Company’s shareholders of certain protections they currently enjoy under Ohio law.  Although shareholder action by written consent would be more feasible under Delaware law than under Ohio law, Ohio’s corporate statutes have certain other provisions that are more protective of shareholders than Delaware’s statutes.  For example, (i) Delaware law permits companies to deny shareholders the right to call a special meeting, whereas Ohio law permits the holders of at least 25% of the outstanding voting shares to call a special meeting; (ii) Delaware permits a board of directors to amend its company’s bylaws, if so provided in the certificate of incorporation, without the consent of shareholders, whereas under Ohio law, only the holders of a majority of a company’s voting power may adopt, amend or repeal a company’s regulations; and (iii) Ohio law provides dissenters rights to shareholders in more circumstances than under Delaware law.  Further, under Delaware law a person may acquire up to 15% of a company’s voting stock before becoming restricted with respect to certain business combinations, whereas under Ohio law, such restrictions are imposed upon a holder of 10% or more of the voting power of a company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.  PROXIES SOLICITED BY THE BOARD WILL BE VOTED “AGAINST” THIS SHAREHOLDER PROPOSAL UNLESS A SHAREHOLDER SPECIFIES OTHERWISE IN THE PROXY.

PROPOSAL 5

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG LLP, independent accountants, to be our independent auditors for the fiscal year ending December 31, 2007.  Although not required by law, the Board believes it is appropriate to seek shareholder ratification of this appointment.  If ratification is not obtained, the Audit Committee intends to continue the employment of KPMG LLP at least through the end of the fiscal year ending December 31, 2007, but will seriously consider shareholder input for future appointments.

A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders.

Before making its recommendation to the Board for appointment of KPMG LLP, the Audit Committee carefully considered that firm’s qualifications as independent auditors for us, which included a review of KPMG LLP’s performance last year, as well as its reputation for integrity and competence in the fields of accounting and auditing.  The Audit Committee expressed satisfaction with KPMG LLP in these respects.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF KPMG LLP AS OUR AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed for professional services rendered to us by KPMG LLP and PricewaterhouseCoopers LLP for 2006 and 2005.  Other than as set forth below, no professional services were rendered or fees billed by KPMG LLP during 2006 and 2005.

KPMG LLP	Fees Invoiced 2006	Fees Invoiced 2005
Audit Fees (1)	$1,762,728	$2,511,912
Audit-Related Fees (2)	147,030	55,712
Tax Fees (3)	—	2,435
All Other Fees (4)	—	—
Total	$1,909,758	$2,570,059

PricewaterhouseCoopers LLP
Audit Fees (1)	—	$96,350
Audit-Related Fees (2)	—	14,400
Tax Fees (3)	—	—
All Other Fees (4)	1,500	—
Total	$1,500	$110,750

(1)                      Audit fees relate to professional services rendered for the audit of our annual financial statements and the reviews of our quarterly financial statements.

(2)                      Audit-related fees relate to services rendered to us for assurance and related services.

(3)                      Tax fees relate to services rendered to us for tax compliance, tax planning and advice.

(4)                      Other services performed include certain advisory services in connection with accounting research and do not include any fees for financial information systems design and implementation.

Pre-Approval Policies and Procedures of the Audit Committee

Pursuant to its charter, the Audit Committee pre-approves all audit and permitted non-audit services, including engagement fees and terms thereof, to be performed for us by the independent auditors, subject to the exceptions for certain non-audit services approved by the Audit Committee prior to the completion of the audit in accordance with Section 10A of the Securities Exchange Act of 1934, as amended.  The Audit Committee must also pre-approve all internal control-related services to be provided by the independent auditors.  The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to a specified cost level.  Any material service not included in the approved list of services must be separately pre-approved by the Audit Committee.  In addition, all audit and permissible non-audit services in excess of the pre-approved cost level, whether or not such services are included on the pre-approved list of services, must be separately pre-approved by the Audit Committee.

The Audit Committee may form and delegate to a subcommittee consisting of one or more members (provided that such person(s) are independent directors) its authority to grant pre-approvals of audit, permitted non-audit services and internal control-related services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

SHAREHOLDER PROPOSALS

A proposal by a shareholder intended for inclusion in our proxy materials for the 2008 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must be received by us at 1065 Woodman Drive, Dayton, Ohio 45432, Attn:  Corporate Secretary, on or before November 15, 2007, in order to be considered for such inclusion.  Shareholder proposals intended to be submitted at the 2008 Annual Meeting of Shareholders outside the framework of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by us at the above address on or before January 29, 2008.  If we do not receive notice of the matter by the applicable date, the Proxy Committee will vote on the matter, if presented at the meeting, in its discretion.  Shareholder nominations of persons for election as directors must be received by us at the above address not less than 50 days before the date of the 2008 Annual Meeting (or 10 days after notice of the Annual Meeting if less than 60 days notice is given) and comply with the information requirements in our Code of Regulations.  See the “Nomination Process” on pages 10-11.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our Annual Report, which incorporates our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including audited financial statements set forth therein, was sent to all our shareholders with this Notice of Annual Meeting of Shareholders and Proxy Statement on or about March 15, 2007.

OTHER BUSINESS

The Board does not intend to present, and has no knowledge that others will present, any other business at the Annual Meeting.  However, if any other matters are properly brought before the Annual Meeting, it is intended that the holders of proxies will vote thereon in their discretion.

By order of the Board of Directors,

GLENN E. HARDER

Non-Executive Chairman

Date:  March 15, 2007

EXHIBIT A

CORPORATE GOVERNANCE GUIDELINES

(as adopted February 3, 2004)

(revised September 19, 2006)

The most important corporate objective of DPL Inc. and its subsidiaries (the “Company”) is to conduct business activities so as to enhance the value of the enterprise to the Company’s stockholders.  In order for the Company to reach this objective, the interests of the Company’s employees, customers, and creditors must also be considered, as well as the interests of the communities in which the Company’s operations are conducted and the general public.  The directors of the Company are elected by the stockholders with the responsibility to oversee and direct management to achieve the above objective.  Although management is responsible for the day-to-day business operations of the Company, the Board of Directors provides oversight with respect to the strategic direction and key policies of the Company and approves major initiatives, advises on significant financial and business objectives and monitors progress with respect to such matters.

Composition of Board of Directors

Size of the Board.  The Board shall generally consist of nine directors.  The Board is classified into three classes of approximately equal size.  Each year one class of directors is nominated for election, for a three-year term, or until their successors qualify and are elected by the stockholders. There should be no more than two directors who are employees of the Company.  The Nominating and Corporate Governance Committee may make recommendations to the Board concerning the composition of the Board, including its size and qualifications for membership.  The Company shall not have honorary or emeritus directors.

Mix of Employee and Independent Directors.  As a matter of policy, the Board will always consist of a majority of “independent directors” as that term is defined from time to time by relevant law and the New York Stock Exchange (“NYSE”) listing standards.  The determination that a director is independent shall be made by the Board following a review of all relevant information and a recommendation by the Nominating and Corporate Governance Committee. The Company will discuss its determination of director “independence” in its annual proxy statement, as required by applicable law.

Resignation. If, in any uncontested election of directors of the Company, a director nominee has a greater number of votes "withheld" from his or her election than votes cast "for" his or her election, such director nominee shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of the Board of Directors. A vote will be considered "withheld" from a director nominee, if a shareholder withheld authority to vote for such director nominee in any proxy granted by such shareholder in accordance with instructions contained in the proxy statement or accompanying proxy card circulated for the meeting of shareholders at which the election of directors is to be held. The Nominating and Corporate Governance Committee will then promptly evaluate all relevant factors relating to the election results, including, but not limited to: (i) the underlying reasons why a majority of affirmative votes was not received (if ascertainable), (ii) the director's background, experience and qualifications, (iii) the director's length of service on the Board of Directors and contributions to the Company, and (iv) whether the director's service on the Board of Directors is consistent with applicable regulatory requirements, listing standards, the Company’s Corporate

Governance Guidelines and the corporate governance guidelines of independent advisory firms such as Institutional Shareholder Services.

Subject to any applicable legal or regulatory requirements, the Nominating and Corporate Governance Committee shall, within ninety (90) days of the date on which certification of the stockholder vote is made, decide whether to accept the resignation, reject the resignation or, if appropriate, conditionally reject the resignation and retain the director in office only if the underlying causes of the withheld votes can be promptly and completely cured. If the Nominating and Corporate Governance Committee decides to accept the director’s tendered resignation, the director shall also immediately resign from the Board of Directors of The Dayton Power and Light Company and any other affiliated entities of DPL Inc.  A full explanation of the Nominating and Corporate Governance Committee's decision will be promptly publicly disclosed in a periodic or current report filed with the Securities and Exchange Commission. Any director who tenders his or her resignation pursuant to this section of the Corporate Governance Principles and any non-independent director will not participate in the deliberations and decisions made hereunder. This resignation policy shall be described in the Company's proxy statement each year.

Retirement.  Directors elected after January 1, 2003 must retire at the Company’s Annual Meeting of Stockholders immediately following such director’s 72nd birthday.  Directors shall not stand for election after their 70th birthday.  Directors who are current employees of the Company are expected to retire from the Board when they retire from the Company.  The Board does not believe that non-employee directors who retire or change the position they held when they became a member of the Board should necessarily leave the Board.  Upon such an event, the Nominating and Corporate Governance Committee shall review the continued appropriateness of Board membership under such circumstances, and the affected director shall be expected to act in accordance with the Nominating and Corporate Governance Committee's recommendation.

Board Membership Criteria

The Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders.  Directors of the Company should be ethical individuals of proven judgment and competence.  Accordingly, the Board may consider the following qualities:

Experience:

•                                          high-level leadership experience in business or administrative activities;

•                                          specialized expertise in the industry or industries in which the Company operates;

•                                          breadth of knowledge about issues affecting the Company; and

•                                          ability and willingness to contribute special competencies to Board activities.

Personal attributes:

•                                          unquestioned personal integrity;

•                                          loyalty to the Company and concern for its success and welfare – including the courage to criticize and to apply sound business ethics – and sound and independent judgment;

•                                          awareness of a director’s vital role in the Company’s good corporate citizenship and corporate image;

•                                          have time available for Board and committee meetings and consultation regarding Company matters;

•                                          numerous contacts with business and political leaders; and

•                                          willingness to assume responsibility on behalf of all stockholders for overseeing the management of the enterprise.

Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.  Annually, the Nominating and Corporate Governance Committee will review the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and recommend to the full Board the slate of directors to be recommended for nomination for election at the annual meeting of stockholders. Nominations to the Board may also be submitted to the Nominating and Corporate Governance Committee by the Company’s stockholders in accordance with the Company’s Regulations.  The Chairman of the Nominating and Corporate Governance Committee will extend the formal invitation to stand for election to the Board of Directors.

Role of the Board of Directors

Responsibilities of the Board.  The Board of Directors has the responsibility of overseeing management and establishing policies in areas of major importance to the Company.  The duties and responsibilities of the Board include, among other items, reviewing and discussing (1) corporate and subsidiary goals and objectives; (2) management performance, development and succession; (3) management's plans for profitability, financing, capital expenditure budgets and productivity; and (4) the performance of the Board committees.

Specifically, the Board of Directors must approve all major actions proposed to be taken by senior management and generally review corporate policy regarding authorizations and approvals that commit the Company to a course of action.  This includes, for example:

•              authorization of dividends;

•              issuances of Company securities;

•              repurchases of Company securities;

•              Company borrowing programs;

•                                                extraordinary corporate transactions (such as mergers, acquisitions, liquidations or dispositions, and reorganizations);

•              approval of capital programs (including capital budget plans); and

•              approval of operation and maintenance plans.

The Audit, Compensation, Nominating and Corporate Governance Committees have been created to assist the Board in effectively carrying out its duties and responsibilities.  The established purpose, principal functions, as well as membership and meeting descriptions for these committees are set forth in each committee’s charter.

Information for Directors.  To review the Company’s operations and to hold management accountable, the Board needs access to relevant, timely information.  The Board's effectiveness is based upon the capability of management to provide prompt and responsible answers to the Board's questions.  Therefore, the quality of Board discussions and resultant decisions is determined by the quality of information that Board members receive.

The Chairman of the Board will ensure the quality and availability of information for the directors, but directors should take the initiative to seek any additional data which they feel is necessary or appropriate.  The directors should generally be informed of:

•                                          current corporate objectives of the Company;

•                                          management succession strategies of the Company;

•                                          business plans for each significant subsidiary;

•                                          short-range and long-range financial strategies and, where appropriate, energy forecasts for each subsidiary;

•                                          the Company's concepts, policies and actions concerning its business environment, employees, customers, suppliers, stockholders, investment community, governmental bodies and the public; and

•                                          management's reaction to changes in the outside environment which could have an effect on the Company and its businesses.

Officers and managers should always be available to Board members.  They should be invited to attend Board meetings as frequently as is deemed necessary by the Board, and the decision as to who attends Board meetings will be recommended by the Chief Executive Officer.  He will advise members of management when they are expected to appear before the Board, and provide adequate lead time for preparation of necessary information.  These presentations may involve personnel from the various subsidiaries since the Board is as interested in evaluating management personnel as it is in reviewing the material presented.  Presentations by management personnel are designed to provide ample opportunity for Board members to pursue discussions with such management personnel.  In addition, Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with the Company’s independent legal, financial and accounting advisors to assist in their duties to the Company and its stockholders.

Director Compensation

The Nominating and Corporate Governance Committee, in consultation with the Compensation Committee, is responsible for recommending the compensation program for Board members.  The following guidelines have been adopted to establish the general principles that the Nominating and Corporate Governance Committee intends to follow:

•                                          Board compensation should reflect both the workload and scope of responsibilities associated with Board service.

•                                          In order to attract and retain able and experienced Board members, directors should be compensated fairly through a mix of compensation, including an annual cash retainer, meeting attendance fees, and equity compensation.  No retirement benefits should be paid to directors.

•                                          The Nominating and Corporate Governance Committee, with the assistance of outside compensation experts, will periodically review Board compensation considering director compensation for other comparable companies as well as other appropriate factors.

•                                          The Company’s executive officers shall not receive additional compensation for their service as directors.

•                                          Directors should be able to defer compensation until their Board service is completed.

•                                          Directors should be fully reimbursed for their reasonable travel, lodging, meals and other expenses related to Board service.

•                                          At least once every year, the Nominating and Corporate Governance Committee will review these guidelines.  Changes in these guidelines or Board compensation, if any, should come at the suggestion of the Nominating and Corporate Governance Committee, but with full discussion and the concurrence of the Board.

Share Ownership of Directors

The Board believes that directors should be stockholders and have a financial stake in the Company.  It is expected that each non-employee director should hold a minimum of five times his or her annual equity compensation.  Each non-employee director shall have five years to acquire the required level of stock ownership.  Individual circumstances will be considered but it is expected that the directors’ financial interests are closely aligned with the long-term interests of DPL and its shareholders.

Affiliations and Conflicts of Directors

The Company's Code of Business Conduct and Ethics applies to each director that serves on the Board.  Accordingly, it is the responsibility of each director to advise the Chairman of the Board of any affiliation with public or privately held businesses, organizations (charitable or, otherwise) or enterprises that may create a potential conflict of interest, potential embarrassment to the Company or possible inconsistency with Company policies or values. The Company annually solicits information from directors in order to monitor potential conflicts of interest and directors are expected to be mindful of their fiduciary obligations to the Company.

The limit on the number of other public company boards that a director may hold is established at three.  Any exceptions must be approved by the Nominating and Corporate Governance Committee and the Board (subject to NYSE rules regarding membership on Audit Committees).  A director is required to advise the Chairman of the Board and Chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board.

Any director who experiences a significant change in responsibilities or assignment is expected to tender a letter of resignation to the Chairman of the Board.  The Nominating and Corporate Governance Committee will review the letter and make a recommendation to the Board.

Directors may, from time to time, meet with or communicate with various constituencies that are involved with the Company.  It is expected that Board members would do this with the knowledge of management and, in most instances, at the request of management.

Chairman of the Board

The Company’s Regulations permit the Chairman, President and Chief Executive Officer to be the same person and the Board does not have a policy on whether the role of the Chief Executive Officer and the Chairman should be separate.

Term Limits

The Board does not believe it should establish term limits.  While term limits may help insure that there are fresh ideas and viewpoints available to the Board, they hold the potential disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.  As an alternative to term limits, the Nominating and Corporate Governance Committee will review each director’s continuation on the Board every year.

New Director Orientation and Continuing Education

All new directors must participate in the Company’s orientation program, which should be conducted within 120 days of the annual meeting at which new directors are elected.  This orientation will include presentations by senior management to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Business Conduct and Ethics, its principal officers, and its internal and independent auditors.  In addition, the orientation program will include visits to Company headquarters and, to the extent practical, certain of the Company’s significant facilities.  All other directors are also invited to attend the orientation program.  The professional growth program for directors includes four major elements.  First, directors are expected to keep abreast of director related issues through reading and individual study.  Second, there will be a two-day continuing education program scheduled every other year to keep directors aware of the utility environment and world economic conditions that may affect future business plans and operating results.  Third, participation in a DPL corporate business experience with employees, customers or external agencies is expected each year.  Finally, all board members must attend an executive education program designed exclusively for corporate board directors every other year.

Board Meetings

Number of Meetings.  The Board meets at regularly scheduled meetings approximately five times a year.

Location of Meetings.  To provide directors with first-hand knowledge to make strategic decisions and for their continuing education about the environment in which the Company operates and competes, meetings may be held at locations other than the corporate headquarters.

Board Agenda and Materials.  While the Board believes that a carefully planned agenda is important for effective Board meetings, the agenda is flexible enough to accommodate unexpected developments.  The agenda should generally include:

•                                          areas of concern and opportunity;

•                                          a general review of major segments of the Company’s business and/or major subsidiaries, with complete analyses, where possible;

•                                          new areas of endeavor;

•                                          financial health of the Company;

•                                          a report on management depth and succession;

•                                          a report on performance of plans and capital expenditures against forecasts; and

•                                          other items which may be suggested or requested by management or directors.

The items on the agenda are typically determined by the Chief Executive Officer and the Chairman in consultation with the Board.  Any director may request that an item be included on the agenda.

At Board meetings, ample time is scheduled to assure full discussion of important matters.  Management presentations are scheduled to permit a substantial portion of Board meeting time to be available for discussion and comments.

It is critical for directors to receive information sufficiently in advance of Board meetings so they will have an opportunity to prepare for discussion of the items at the meeting.  Generally, directors can expect to receive summaries/slides of presentations several business days in advance of a meeting.  Directors are expected to attend all meetings and to have reviewed, prior to the meetings, all written materials distributed to them in advance.  At each meeting, any written materials not available in advance are provided to each director.  Information is provided from a variety of sources, including management reports, a comparison of performance to operating and financial plans, reports on the Company’s stock performance and operations prepared by third parties, and articles in various business publications.  In many cases, significant items requiring Board approval may be reviewed in one or more meetings and voted upon in subsequent meetings, with the intervening time being used for clarification and discussion of relevant issues.

Executive Sessions.  The Company believes that regular scheduling of meetings of non-management directors is important in order to foster better communication among non-management directors.  Executive sessions are those sessions or meetings of only the non-management directors.  These meetings should occur at least three times per year in order to review, among other things, the report of the independent auditors, the criteria upon which the performance of the Chief Executive Officer and other senior managers is based, the performance of such officers against such criteria and any other relevant matter.

In order for interested parties to be able to make their concerns known to the non-management directors, the Company shall, as soon as reasonably practicable after the adoption of these Guidelines, disclose a method for such parties to communicate directly with the non-management directors.

Regular Attendance.  Directors are expected to attend Board meetings on a regular basis. The Chief Executive Officer recommends the guest attendees at any Board meeting who will be present for the purpose of making presentations, responding to questions by the directors, or providing counsel on specific matters within their areas of expertise.  Such persons shall not attend executive sessions unless their presence is requested by the non-management directors (which may be at the recommendation of the Chief Executive Officer).

Corporate Support

The Corporate Secretary serves as secretary to the Board and, at the request of the Chairman, arranges meetings and distributes the materials presented to the Board and its committees.

Board Committees

Number and Composition of Committees. The Board currently has three committees: the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee.  Each committee has its own charter, which shall be posted on the Company’s website.  All of the members of these committees are independent directors, as defined by applicable law and NYSE listing standards. The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

Audit Committee: The Audit Committee oversees the Company’s auditing, accounting, financial reporting and internal control functions, appoints the Company’s independent accounting firm and approves its services.

Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee considers and recommends to the Board nominees for officers and nominees for election as directors, including nominees recommended by stockholders, and oversees evaluation of the Board and management.  The Nominating and Corporate Governance Committee also provides input on setting goals and developing strategies to achieve employee diversity and oversees the implementation of these strategies and evaluates their results, and develops and recommends corporate governance policies to the Board and oversees implementation.  During intervals between Board meetings, this committee exercises all of the powers of the Board except as provided in the committee's charter.

Compensation Committee.  The Compensation Committee makes recommendations to the Board concerning senior officers’ compensation, equity incentive and other benefit plans.

Committee Assignments and Rotation.  The Nominating and Corporate Governance Committee, after considering to the extent practicable the desires of Board members and the Chief Executive Officer, recommends committee assignments to the full Board for approval.  In order to ensure that directors are exposed to all facets of the Company’s business and board functions, committee members may be rotated, but such rotation is not mandated as there may be reasons to maintain an individual director’s committee membership for longer or shorter periods.

Committee Agendas.  The chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter.  The chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda.  At the beginning of the year, each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen).  The schedule for each committee will be furnished to all directors.

Frequency of Committee Meetings.  Each committee meets periodically as deemed necessary by its chairman.  Each committee provides a report to the Board at the next board meeting following the committee meeting.

Committee Materials In Advance of Committee Meetings.  Materials are provided in advance of committee meetings in the same manner as applicable for Board meetings.

Evaluations and Other Matters

Assessing Board and Committee Performance.  The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.  Each committee shall also conduct its own annual self-evaluation.  The Nominating and

Corporate Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance.  This will be discussed with the full Board following the end of each fiscal year.  The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.  In addition, the Chairman of the Board shall also hold a meeting each year with each director to review the director’s performance and suggestions for Board improvement

Formal Evaluation of the Chief Executive Officer.  The Nominating and Corporate Governance Committee evaluates the Chief Executive Officer annually, and reviews its assessment with the Board of Directors.  The Board communicates its views to the Chief Executive Officer through the chairman of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee’s evaluation of the Chief Executive Officer is based upon a combination of objective and subjective criteria.

The Compensation Committee is responsible for setting annual and long-term performance goals in connection with the Chief Executive Officer’s compensation and for evaluating his performance against such goals.  The Compensation Committee may meet with the Nominating and Corporate Governance Committee to discuss the Chief Executive Officer’s performance.

Succession Planning.  The Chief Executive Officer shall confer periodically with the Nominating and Corporate Governance Committee on succession plans for senior management, including the office of chief executive officer.  In order to assist the Board and the Nominating and Corporate Governance Committee, the Chief Executive Officer will provide an assessment of senior executives and of their potential to succeed him.  The Chief Executive Officer also will provide a review of persons considered potential successors to certain other senior executive positions.  The Nominating and Corporate Governance Committee also reports periodically to the Board on succession planning for senior management.

Management Development.  The Chief Executive Officer reports regularly to the Nominating and Corporate Governance Committee on management development activities.

Securities Laws.  Each director is required to timely submit a Directors and Officers Questionnaire that will be distributed to the directors by the Company in preparation for the annual report and annual proxy statement filed with the Securities and Exchange Commission (“SEC”) and distributed to stockholders.  This questionnaire may also be circulated before the Company files any registration statement with the SEC.  Each director is expected to comply with the Company’s Insider Information and Securities Trading guidelines.

Board Interaction with Institutional Investors, the Press, Customers, Etc.  The Board looks to management to speak for the Company but recognizes that individual directors may sometimes communicate with third parties on matters affecting the Company.  Before doing so, to the extent feasible, directors are encouraged to consult with management.

Periodic Review; Disclosure

The Board of Directors believes that corporate governance is an evolving process and periodically reviews and updates these Guidelines.  For the most recent Guidelines, please see the Company’s website at www.dplinc.com.

1065 WOODMAN DRIVE DAYTON, OH 45432

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by DPL Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for  electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then followthe instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to DPL Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

IF YOU VOTE BY PHONE OR VIA THE INTERNET, YOU DO NOT NEED TO MAIL IN YOUR PROXY CARD.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DPLIN1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

Vote on Directors

1. Election of Directors					For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:	01) Robert D. Biggs				All	All	Except
02) W August Hillenbrand
	03) Ned J. Sifferlen				☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” THE APPROVAL OF THE AMENDMENT TO THE REGULATIONS OF DPL INC. REGARDING MAJORITY VOTE ALTERNATIVE FOR THE ELECTION OF DIRECTORS, “AGAINST”THE SHAREHOLDER PROPOSAL ON EXECUTIVE BONUSES, “AGAINST” THE SHAREHOLDER PROPOSAL ON MAJORITY VOTE REINCORPORATION PROPOSAL AND “FOR” THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS.

Vote on Proposals		For	Against	Abstain				For	Against	Abstain
2. Approval of the Amendment to the Regulations of DPL Inc. regarding Majority Vote Alternative for the election of directors.		☐	☐	☐	4. Shareholder Proposal on Majority Vote Reincorporation Proposal.			☐	☐	☐

3. Shareholder Proposal on Executive Bonuses.		☐	☐	☐	5. Ratification of KPMG LLP as independent auditors.			☐	☐	☐

OTHER MATTERS:
For address changes, please check this box and write them on the back where indicated. Please note that changes to the registered name(s) on the account may not be submitted via this method.					Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.
		Yes	No

NOTE: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please indicate if you plan to attend the annual meeting		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

Annual Meeting Admission Ticket

You should present this admission ticket in order to gain admittance to the 2007 Annual Meeting of Shareholders. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trustee, bank, or other nominee, you should bring with you a statement, proxy or letter from the broker, trustee, bank, or nominee confirming your beneficial ownership of the shares as of the record date.

DPL INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 27, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul R. Bishop,  Ernie Green and Lester  L. Lyles, and each or either of them, with full power of substitution, as his or her true and lawful  agents and proxies (the  “Proxy Committee”) to represent the undersigned at the Annual Meeting of Shareholders of DPL Inc. (“DPL”) to be held at the Schuster Performing Arts Center, One West Second Street,  Dayton, Ohio 45402 on April 27, 2007, and at any adjournments or postponements thereof, and authorizes said Proxy Committee to vote all shares of DPL shown on the other side of this card with all the powers the undersigned would possess if personally thereat.

THE PROXY, WHEN  PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NAMED  DIRECTOR NOMINEES, “FOR”  THE APPROVAL OF THE AMENDMENT TO THE REGULATIONS OF DPL INC. REGARDING MAJORITY VOTE ALTERNATIVE FOR THE ELECTION OF  DIRECTORS, “AGAINST” THE SHAREHOLDER PROPOSAL ON EXECUTIVE BONUSES, “AGAINST” THE SHAREHOLDER PROPOSAL ON MAJORITY VOTE REINCORPORATION PROPOSAL AND “FOR” THE RATIFICATION OF THE INDEPENDENT AUDITORS. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE  PROXY STATEMENT OF DPL SOLICITING PROXIES FOR THE 2007 ANNUAL MEETING.

All previous proxies given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)